                          BRIGGS & STRATTON CORPORATION

             FORM 10-Q for Quarterly Period Ended December 30, 2001



                               Exhibit No. 4.1(a)



                         MULTICURRENCY CREDIT AGREEMENT
                  Dated as of September 28, 2001, by and among


                         BRIGGS & STRATTON CORPORATION,


                             BANK OF AMERICA, N.A.,
                            As Administrative Agent,


                                       and


                 THE OTHER FINANCIAL INSTITUTIONS PARTY THERETO

                            (the "Credit Agreement")

================================================================================









                         MULTICURRENCY CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 28, 2001

                                      AMONG

                          BRIGGS & STRATTON CORPORATION


                             BANK OF AMERICA, N.A.,
                            AS ADMINISTRATIVE AGENT,


                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                         BANC OF AMERICA SECURITIES LLC,
                        AS LEAD ARRANGER AND BOOK MANAGER






================================================================================

                                TABLE OF CONTENTS

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

ARTICLE I

         DEFINITIONS
         1.01     Certain Defined Terms...........................................................................1
         1.02     Other Interpretive Provisions..................................................................20
         1.03     Accounting Principles..........................................................................21
         1.04     Currency Equivalents Generally.................................................................22

ARTICLE II

         THE CREDITS
         2.01     Amounts and Terms of Commitments...............................................................22
         2.02     Loan Accounts..................................................................................22
         2.03     Procedure for Borrowing........................................................................23
         2.04     Conversion and Continuation Elections for Borrowings...........................................24
         2.05     Utilization of Commitments in Offshore Currencies..............................................25
         2.06     Termination or Reduction of Commitments........................................................27
         2.07     Prepayments....................................................................................28
         2.08     Currency Exchange Fluctuations.................................................................28
         2.09     Optional Increase in Commitments...............................................................29
         2.10     Repayment......................................................................................29
         2.11     Interest.......................................................................................29
         2.12     Fees...........................................................................................30
                  (a)      Arrangement, Agency Fees..............................................................30
                  (b)      Commitment Fee........................................................................30
         2.13     Computation of Interest and Fees...............................................................31
         2.14     Payments by the Company........................................................................31
         2.15     Payments by the Banks to the Administrative Agent..............................................32
         2.16     Sharing of Payments, Etc.......................................................................33

ARTICLE III

         THE LETTERS OF CREDIT
         3.01     The Letter of Credit Subfacility...............................................................33
         3.02     Issuance, Amendment and Renewal of Letters of Credit...........................................35
         3.03     Risk Participations, Drawings and Reimbursements...............................................37
         3.04     Repayment of Participations....................................................................39
         3.05     Role of the Issuing Bank.......................................................................39
         3.06     Obligations Absolute...........................................................................40
         3.07     Letter of Credit Fees..........................................................................41
         3.08     Applicability of ISP98 and UCP.................................................................41
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

ARTICLE IV

         TAXES, YIELD PROTECTION AND ILLEGALITY
         4.01     Taxes..........................................................................................42
         4.02     Illegality.....................................................................................43
         4.03     Increased Costs and Reduction of Return........................................................44
         4.04     Funding Losses.................................................................................44
         4.05     Inability to Determine Rates...................................................................45
         4.06     Reserves on Offshore Rate Loans................................................................46
         4.07     Certificates of Banks..........................................................................46
         4.08     Substitution of Banks..........................................................................46
         4.09     Survival.......................................................................................46

ARTICLE V

         CONDITIONS PRECEDENT
         5.01     Conditions of Initial Credit Extensions........................................................47
                  (a)      Credit Agreement and Notes............................................................47
                  (b)      Resolutions; Incumbency...............................................................47
                  (c)      Organization Documents; Good Standing.................................................47
                  (d)      Guaranty..............................................................................47
                  (e)      Security Agreement....................................................................47
                  (f)      Pledge Agreement......................................................................47
                  (g)      Collateral Sharing Agreement..........................................................47
                  (h)      Legal Opinions........................................................................48
                  (i)      Payment of Fees.......................................................................48
                  (j)      Certificate...........................................................................48
                  (k)      Existing Agreement....................................................................48
                  (m)      Other Documents.......................................................................48
         5.02     Conditions to All Credit Extensions............................................................48

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES
         6.01     Corporate Existence and Power..................................................................49
         6.02     Corporate Authorization; No Contravention......................................................49
         6.03     Governmental Authorization.....................................................................50
         6.04     Binding Effect.................................................................................50
         6.05     Litigation.....................................................................................50
         6.06     No Default.....................................................................................50
         6.07     ERISA Compliance...............................................................................50
         6.08     Use of Proceeds; Margin Regulations............................................................51





                                      -ii-

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

         6.09     Title to Properties............................................................................51
         6.10      Taxes.........................................................................................51
         6.11     Financial Condition............................................................................52
         6.12     Environmental Matters..........................................................................52
         6.13     Regulated Entities.............................................................................52
         6.14     Copyrights, Patents, Trademarks and Licenses, etc..............................................52
         6.15     Subsidiaries...................................................................................53
         6.16     Insurance......................................................................................53
         6.17     Full Disclosure................................................................................53

ARTICLE VII

         AFFIRMATIVE COVENANTS
         7.01     Financial Statements...........................................................................53
         7.02     Certificates; Other Information................................................................54
         7.03     Notices........................................................................................55
         7.04     Preservation of Corporate Existence, Etc.......................................................55
         7.05     Maintenance of Property........................................................................56
         7.06     Insurance......................................................................................56
         7.07     Payment of Obligations.........................................................................56
         7.08     Compliance with Laws...........................................................................56
         7.09     Compliance with ERISA..........................................................................57
         7.10     Inspection of Property and Books and Records...................................................57
         7.11     Environmental Laws.............................................................................57
         7.12     Use of Proceeds................................................................................57
         7.13     Guaranties.....................................................................................57
         7.14     Springing Lien.................................................................................58
         7.15     Clean-Up of Loans..............................................................................59
         7.16     Resolutions; Incumbency; Organizational Documents; Good Standing...............................59
         7.17     Availability...................................................................................59


ARTICLE VIII


         NEGATIVE AND FINANCIAL COVENANTS
         8.01     Limitation on Liens............................................................................59
         8.02     Disposition of Assets..........................................................................61
         8.03     Consolidations and Mergers.....................................................................62
         8.04     Loans and Investments..........................................................................62
         8.05     Limitation on Indebtedness.....................................................................64
         8.06     Transactions with Affiliates...................................................................64
         8.07     Contingent Obligations.........................................................................65
         8.08     ERISA..........................................................................................65

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                                     -iii-

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



         8.09     Change in Business.............................................................................65
         8.10     Accounting Changes.............................................................................65
         8.11     Limitation on Dividends and Stock Redemptions..................................................65
         8.12     Limitation on Redemption or Prepayment of Other Indebtedness...................................66
         8.13     Financial Covenants............................................................................66
                  (a)      Minimum Interest Coverage Ratio.......................................................66
                  (b)      Maximum Leverage Ratio................................................................66
         8.14     Guarantors.....................................................................................67
         8.15     Hedging Agreements.............................................................................67

ARTICLE IX

         EVENTS OF DEFAULT
         9.01     Event of Default...............................................................................67
                  (a)      Non-Payment...........................................................................67
                  (b)      Representation or Warranty............................................................68
                  (c)      Specific Defaults.....................................................................68
                  (d)      Other Defaults........................................................................68
                  (e)      Cross-Default.........................................................................68
                  (f)      Insolvency; Voluntary Proceedings.....................................................68
                  (g)      Involuntary Proceedings...............................................................68
                  (h)      ERISA.................................................................................69
                  (i)      Monetary Judgments....................................................................69
                  (j)      Change of Control.....................................................................69
                  (k)      Guarantor Defaults....................................................................69
                  (l)      Invalidity of Loan Documents or Security Interests....................................69
         9.02     Remedies.......................................................................................70
         9.03     Rights Not Exclusive...........................................................................71

ARTICLE X

         THE ADMINISTRATIVE AGENT
         10.01    Appointment and Authorization: "Administrative Agent"..........................................71
         10.02    Delegation of Duties...........................................................................71
         10.03    Liability of Administrative Agent..............................................................71
         10.04    Reliance by Administrative Agent...............................................................72
         10.05    Notice of Default..............................................................................72
         10.06    Credit Decision................................................................................73
         10.07    Indemnification of Administrative Agent........................................................73
         10.08    Administrative Agent in Individual Capacity....................................................73
         10.09    Successor Administrative Agent.................................................................74
         10.10    Withholding Tax................................................................................74
         10.11    Guaranty and Collateral Matters................................................................75
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


ARTICLE XI

         MISCELLANEOUS

         11.01    Amendments and Waivers.........................................................................76
         11.02    Notices........................................................................................77
         11.03    No Waiver; Cumulative Remedies.................................................................77
         11.04    Costs and Expenses.............................................................................77
         11.05    Company Indemnification........................................................................78
         11.06    Payments Set Aside.............................................................................78
         11.07    Successors and Assigns.........................................................................79
         11.08    Assignments, Participations, etc...............................................................79
         11.09    Confidentiality................................................................................81
         11.10    Set-off........................................................................................81
         11.11    Notification of Addresses, Lending Offices, Etc................................................82
         11.12    Counterparts...................................................................................82
         11.13    Severability...................................................................................82
         11.14    No Third Parties Benefited.....................................................................82
         11.15    Governing Law and Jurisdiction.................................................................82
         11.16    Waiver of Jury Trial...........................................................................83
         11.17    Judgment.......................................................................................83
         11.18    Entire Agreement...............................................................................84
         11.19    Waiver of Notice Requirement under Existing Credit Agreement...................................84

                                   SCHEDULES


Schedule 2.01       Commitments and Pro Rata Shares
Schedule 6.05       Litigation
Schedule 6.07       ERISA
Schedule 6.11       Permitted Liabilities
Schedule 6.12       Environmental Matters
Schedule 6.14       Intellectual Property Disputes
Schedule 6.15       Subsidiaries and Minority Interests
Schedule 8.01       Permitted Liens
Schedule 8.04       Permitted Investments
Schedule 8.05       Permitted Indebtedness
Schedule 8.07       Contingent Obligations
Schedule 11.02      Lending Offices; Addresses for Notices


                                    EXHIBITS

Exhibit A           Form of Notice of Borrowing
Exhibit B           Form of Notice of Conversion/Continuation
Exhibit C           Form of Compliance Certificate
Exhibit D-1         Form of Legal Opinion of Counsel to the Company
Exhibit D-2         Form of Legal Opinion of General Counsel of the Company
Exhibit E           Form of Assignment and Acceptance Agreement
Exhibit F           Form of Note
Exhibit G           Form of Guaranty
Exhibit H           Form of Security Agreement
Exhibit I           Form of Pledge Agreement

                         MULTICURRENCY CREDIT AGREEMENT


         This MULTICURRENCY CREDIT AGREEMENT is entered into as of September 28, 2001, among BRIGGS & STRATTON CORPORATION, a Wisconsin corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, each a "Bank") and Bank of America, N.A., as administrative agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving multicurrency credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "Administrative Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 10.09.

         "Administrative Agent-Related Persons" means, at any time, the Administrative Agent at such time, together with its Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreed Alternative Currency" has the meaning specified in subsection 2.05(e).

         "Agreement" means this Multicurrency Credit Agreement.

         "Agreement Currency" has the meaning specified in Section 11.17.

         "Applicable Currency" means, as to any particular payment, Loan or Letter of Credit, Dollars or the Offshore Currency in which it is denominated or is payable.

         "Applicable Disposition Proceeds" means the Net Cash Proceeds from any Disposition, excluding (i) Net Cash Proceeds from any sale of fixed assets so long as such Net Cash Proceeds are used within 90 days to purchase other fixed assets for use in the business of the Company or a Subsidiary; (ii) Dispositions described in subsections 8.02(a), (b) and (c); and (iii) the first $5,000,000 (or the Dollar Equivalent thereof) of Net Cash Proceeds received from all other Dispositions in any fiscal year.

         "Applicable Margin" means the percentage rate per annum for the applicable Type of Loans determined from time to time in accordance with
Schedule 1.01.

         "Arranger" means Banc of America Securities LLC, in its capacity as lead arranger and book manager.

         "Assignee" has the meaning specified in subsection 11.08(a).

         "Assignment and Acceptance" has the meaning specified in subsection 11.08(a).

         "Attorney Costs" means and includes all reasonable fees and charges of any law firm or other external counsel, the reasonable allocated cost of internal legal services and the reasonable disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto.

         "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or Charlotte are authorized or required by law to close and (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

         "Base Rate" means, for any day, a rate of interest per annum equal to the higher of:

                  (a) the sum of the Federal Funds Rate for such day plus 0.50% per annum and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." The "prime" rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BofA" means Bank of America, N.A.

         "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to the Company on the same day by the Banks and in the case of Offshore Rate Loans, having the same Interest Period.

         "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or Charlotte are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means, for any period, the sum of

                           (i) the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                           (ii) the aggregate amount of all Capitalized Lease Obligations incurred during such period.

         "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

         "Capital Lease Obligations" means the principal component of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

         "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent (or, if applicable, the collateral agent under the Collateral Sharing Agreement), for the benefit of the Administrative Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

         "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 20% or more of the outstanding shares of voting stock of the Company, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

         "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(i), waived by the Person entitled to receive any applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral Documents" means the Security Agreement, the Pledge Agreement, any mortgage or deed of trust delivered pursuant to Section 7.14 and any other agreement pursuant to which the Company or any Guarantor grants collateral to the Administrative Agent or a collateral agent for the benefit of the Banks (and other parties, to the extent required by any "equal and ratable" clause or similar provision of any document in existence on the Closing Date or approved in writing by the Required Banks).

         "Collateral Sharing Agreement" means that certain Collateral Sharing Agreement dated as of September 28, 2001 among the Company, various Domestic Subsidiaries and Bank of America, N.A., as collateral agent.

         "Commitment" has the meaning specified in Section 2.01.

         "Commitment Fee" has the meaning specified in subsection 2.12(b).

         "Commitment Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing at such time as set forth in Schedule 1.01.

         "Company" has the meaning specified in the introductory clause hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Computation Date" has the meaning specified in subsection 2.05(a).

         "Consolidated Interest Expense" means, for any period, the sum of (a) total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP; and (b) to the extent not included in clause (a), the consolidated yield or discount accrued during such period on all Securitization Obligations.

         "Consolidated Net Income" means, for any period, the aggregate of the net income of the Company and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis, provided that the net income of any other Person which is not a Subsidiary of the Company shall be included in the Consolidated Net Income of the Company only to the extent of the amount of cash dividends or distributions paid to the Company or to a consolidated Subsidiary of the Company. There shall be excluded in computing Consolidated Net Income for the Company the excess (or the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock owned by the Company or its Subsidiaries over (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock owned by the Company or its Subsidiaries.

         "Consolidated Net Worth" means the Company's consolidated stockholder's equity; provided that foreign currency translation adjustments under Financial Accounting Standards

Board Statement No. 52, "Foreign Currency Translation" shall not be taken into account in calculating Consolidated Net Worth.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; provided that if any Guaranty Obligation (a) is limited to an amount less than the obligations guaranteed or supported, the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such guaranty is so limited or (b) is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of the Contingent Obligation. In the case of other Contingent Obligations, such Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to the other Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Credit Extension" means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

         "Credit Termination Date" means the earlier to occur of (a) September 30, 2004 and (b) the date on which the Commitments are terminated (or reduced to zero) in accordance with the terms hereof.

         "Debt Issuance" means the issuance of Indebtedness by the Company or any Subsidiary, excluding (a) Indebtedness of the Company to a Subsidiary or of a Subsidiary to the Company or another Subsidiary and (b) Indebtedness permitted by subsections 8.05(a), (b), (c), (d), (e) and (g).

         "Default" means any event or circumstance which, with the giving of notice pursuant to this Agreement, the expiration of any cure period specified herein, or both, would (if not cured or otherwise remedied during such cure period) constitute an Event of Default.

         "Disposition" has the meaning specified in Section 8.02.

         "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.05(a).

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

         "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of Consolidated Net Income (or loss) for such period plus, to the extent deducted in the determination of such Consolidated Net Income (or loss), Consolidated Interest Expense, federal, state, local and foreign income taxes, depreciation and amortization.

         "Effective Amount" means, with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring an such date and any other changes in the aggregate Dollar Equivalent amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Eligible Assignee" means (a) a commercial bank or financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank or financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank or financial institution is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

         "Equity Issuance" means the issuance of equity securities or interests by the Company or any Subsidiary (other than (a) issuances of equity securities or interests to the Company or any Subsidiary and (b) issuances of equity in connection with employee benefit and compensation plans).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization the liability with respect to which has not been satisfied;
(d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Euro" means the single currency of the participating member states of the European Union.

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

         "Event of Default" means any of the events or circumstances specified in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Excluded Foreign Subsidiary" means any Foreign Subsidiary which has been designated in writing by the Company (which designation has not been withdrawn) as an Excluded Foreign Subsidiary.

         "Existing Credit Agreement" means the Credit Agreement dated as of April 18, 1997, among the Company, various financial institutions and BofA (then known as Bank of America National Trust and Savings Association), as agent.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" has the meaning specified in subsection 2.12(a).

         "Foreign Subsidiary" means, with respect to any Person, each Subsidiary of such Person which is organized under the laws of any jurisdiction other than, and which is conducting substantially all of its business outside of, the United States or any state thereof.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "FX Trading Office" means the Foreign Exchange Trading Center of the Administrative Agent, or such other of the Administrative Agent's offices as the Administrative Agent may designate from time to time.

         "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of (a) in the case of computations pursuant to Section 8.13, the date of this Agreement and (b) in all other cases, the applicable date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means (a) on any day prior to the Trigger Date, each Domestic Subsidiary which is a Material Subsidiary and each other Subsidiary which has executed and delivered a counterpart of a Guaranty which is effective on such day (and not subject to the occurrence of the Trigger Date or any other contingency) and (b) on and after the Trigger Date, each Domestic Subsidiary other than an Insignificant Subsidiary.

         "Guaranty" means a guaranty substantially in the form of Exhibit G.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Hedging Agreement" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, foreign exchange agreement, forward rate agreement or other agreement or arrangement designed to protect a Person against fluctuations in interest exchange rates, currency exchange rates or commodity prices.

         "Honor Date" has the meaning specified in subsection 3.03(b).

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all principal obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Securitization Obligations of such Person;
(i) all Synthetic Lease Obligations of such Person; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. In addition, the amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of "Contingent Obligation."

         "Indemnified Liabilities" has the meaning specified in Section 11.05.

         "Indemnified Person" has the meaning specified in Section 11.05.

         "Independent Auditor" has the meaning specified in subsection 7.01(a).

         "Insignificant Subsidiary" means any Domestic Subsidiary which (a) owns less than 2% of the consolidated assets of the Company and its Domestic Subsidiaries, (b) generated less than 2% of the consolidated revenues of the Company and its Domestic Subsidiaries during the most recently ended fiscal quarter and (c) has no ownership interest in any other Subsidiary (other than another Insignificant Subsidiary).

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding- up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Coverage Ratio" means the ratio (a) EBITDA to (b) Consolidated Interest Expense.

         "Interest Payment Date" means, as to any Base Rate Loan, the last Business Day of each calendar quarter and, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, if such Interest Period exceeds three months, the date which is three months after the first day of such Interest Period.

         "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date for such Loan, or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period for any Loan shall extend beyond the scheduled Maturity Date.

         "Investments" has the meaning specified in Section 8.04.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" has the meaning specified in subsection 3.01(a).

         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means BofA and any other Bank which at the request of the Company (and the consent of the Administrative Agent) agrees, in such Bank's sole discretion, to become an Issuing Bank for purposes of Issuing Letters of Credit pursuant to Article III.

         "Judgment Currency" has the meaning specified in Section 11.17.

         "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.03(d).

         "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III in an aggregate Dollar Equivalent amount not to exceed on any date the lesser of $50,000,000 or the amount of the combined Commitments. The L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

         "L/C Fee Rate" means, at any time, the percentage rate per annum at which fees are accruing on the undrawn amount of Letters of Credit at such time as set forth in Schedule 1.01.

         "L/C Obligations" means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus
(b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

         "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Article III.

         "LIBOR" has the meaning specified in the definition of "Offshore Rate."

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, and any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but, in any such case, not including the interest of a lessor under an operating lease.

         "Loan" has the meaning specified in Section 2.01. A Loan may be either an Offshore Rate Loan or a Base Rate Loan (each, a "Type" of Loan).

         "Loan Documents" means this Agreement, any Note, any Guaranty, the Fee Letter, the L/C-Related Documents, the Collateral Documents and all other documents, agreements or guaranties delivered to the Administrative Agent or any Bank by the Company and/or any of its Subsidiaries in connection herewith.

         "Loan Party" means the Company and each Guarantor.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any of the Loan Documents.

         "Material Subsidiary" means, at any time, any Subsidiary of the Company the total assets of which constitute 10% or more of the total consolidated assets of the Company and its Subsidiaries, in each case, determined in accordance with GAAP.

         "Maturity Date" means the earlier to occur of (a) September 30, 2004 and (b) the date on which the Obligations become due and payable pursuant to
Section 9.02.

         "Minimum Tranche" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Loans, $5,000,000 or any multiple of $1,000,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $10,000,000 or any multiple of 1,000,000 units of the Applicable Currency in excess thereof.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Company's long term unsecured (or, if the Trigger Date occurs, secured on a pari passu basis with the Obligations), senior, non-credit enhanced debt (excluding the 5.00% Convertible Senior Notes due May 15, 2006).

         "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Net Cash Proceeds" means:

         (a) with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Disposition net of (i) direct costs relating to such Disposition (such as sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credit or deduction and any tax sharing arrangement), (iii) amounts required to be applied to the repayment of any Indebtedness (other than the Obligations) secured by a Lien on the asset subject to such Disposition, (iv) in the case of the sale of the stock of any Subsidiary, any Indebtedness of such Subsidiary which is required to be repaid as a result of or in connection with such sale (other than the Obligations) and (v) any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Company or the applicable Subsidiary); and

         (b) with respect to any Debt Issuance or Equity Issuance, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (such as sales and underwriter's commissions and legal, accounting and investment banking fees).

         "Note" has the meaning specified in Section 2.02.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment pursuant to subsection 11.08(a)), absolute or contingent, due or to become due, now existing or hereafter arising.

         "Offshore Currency" means, at any time, Euros and any Agreed Alternative Currency.

         "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

         "Offshore Currency Loan Sublimit" means, as to all Offshore Currencies in the aggregate, $50,000,000.

         "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate         =                     LIBOR
                                    --------------------------------------------
                                    1.00 - Eurodollar Reserve Percentage

         Where,


                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period or

         (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service is not available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the Applicable Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate of interest per annum determined by the Administrative Agent as the rate of interest at which deposits in the Applicable Currency, in the approximate amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period, would be offered to major banks in the

         London interbank market at their request at approximately 11:00 a.m. (London time) two Banking Days prior to the commencement of such Interest Period rounded upwards to the next 1/100th of 1%.

                  The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means any Loan that bears interest based on the Offshore Rate.

         "Organization Documents" means (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any partnership, the partnership agreement and any other organizational documents of such partnership; (c) for any limited liability company, the operating agreement, any membership agreement and any other organizational document of such limited liability company; and (d) for any other entity, the organizational documents of such entity.

         "Originating Bank" has the meaning specified in subsection 11.08(d).

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

         "Participant" has the meaning specified in subsection 11.08(d).

         "Payment Office" means (a) in respect of payments in Dollars, the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify in accordance with Section
11.02 and (b) in the case of payments in any Offshore Currency, such address as the Administrative Agent may from time to time specify in accordance with
Section 11.02.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 8.01.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions (other than a Multiemployer Plan) and includes any Pension Plan.

         "Pledge Agreement" has the meaning specified in subsection 5.01(f).

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time which such Bank's Commitment is of the combined Commitments of all Banks (or, if the Commitments have terminated, which such Bank's Loans and participation in L/C Obligations is of the Total Outstandings).

         "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Banks" means (a) prior to the Credit Termination Date, Banks then having more than 50% of the aggregate amount of the Commitments, and (b) thereafter, Banks then holding (directly or via participations) more than 50% of the then aggregate unpaid principal amount of the Credit Extensions.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, president or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, and any successor thereto.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Company's long term unsecured (or, if the Trigger Date occurs, secured on a pari passu basis with the Obligations), senior, non-credit enhanced debt (excluding the 5.00% Convertible Senior Notes due May 15, 2006).

         "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be reasonably determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Securitization Obligations" means, with respect to any Securitization Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable, lease receivables and other rights to payment in connection with such Securitization Transaction.

         "Securitization Transaction" means any sale, assignment or other transfer by the Company or any Subsidiary of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

         "Security Agreement" has the meaning specified in subsection 5.01(e).

         "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its FX Trading Office at approximately 11:00 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds, performance bonds and similar instruments.

         "Synthetic Lease Obligations" means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by the Company or a Consolidated Subsidiary. The amount of Synthetic Lease Obligations under any such lease shall be determined in accordance with GAAP as if such operating lease were a capital lease.


         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent , respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

         "Total Funded Debt" means, at any time, the sum of the current and long-term indebtedness obligations for money borrowed, drawn and unreimbursed letters of credit, drawn and unreimbursed surety bonds, the amount of mandatory redeemable preferred stock of the Company, Capital Lease Obligations, Securitization Obligations, Synthetic Lease Obligations and, without duplication, Contingent Obligations in respect of any of the foregoing, in each case, of the Company and its Subsidiaries on a consolidated basis.

         "Total Outstandings" means the aggregate Dollar Equivalent principal amount of all outstanding Loans plus all L/C Obligations.

         "Trigger Date" means the first date on which the S&P Rating is BB or below or the Moody's Rating is Ba2 or below.

         "Type" has the meaning specified in the definition of "Loan."

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Wholly-Owned Subsidiary" means any Subsidiary in which (other than, in the case of a corporation, directors' qualifying shares required by law) 100% of the capital stock, partnership interests, membership interests or other equity interests is, at the time as of which any determination is being made, owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02     Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approved or waiver shall be deemed modified by the phrase "in its/their sole discretion".

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, it shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

         1.03     Accounting Principles.


                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

         1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                                   ARTICLE II

                                   THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans on a revolving credit basis to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to, but not including, the Credit Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.01 under the heading "Commitment" (such amount, as the same may be reduced pursuant to Section 2.06, increased pursuant to Section 2.09 or changed as a result of one or more assignments pursuant to Section 11.08, such Bank's "Commitment"); provided that, after giving effect to any Borrowing of Loans, the Total Outstandings shall not exceed the combined Commitments; and provided, further, that after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to
Section 2.07 and reborrow pursuant to this Section 2.01.

         2.02     Loan Accounts.

                  (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more notes in substantially the form of Exhibit F hereto (the "Notes"), instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be deemed prima facie correct; provided, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under such Note to pay the principal of and interest on such Loan.

         2.03     Procedure for Borrowing.

                  (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to (i) 10:30 a.m. (Chicago time) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) 11:30 a.m. (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (iii) 10:30 a.m. (Chicago time) on the requested Borrowing Date, in the case of Base Rate Loans, in any such case, specifying:

                      (i) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                      (ii) the requested Borrowing Date, which shall be a Business Day;

                      (iii) the Type of Loans comprising the Borrowing;

                      (iv) the duration of the Interest Period applicable to any Offshore Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                      (v) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency;

provided, however, that if so requested by the Administrative Agent, all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be, at the

Borrower's option, Base Rate Loans or Offshore Rate Loans in Dollars for Interest Periods no longer than one month.

                  (b) Upon receipt of the Notice of Borrowing, the Administrative Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the approximate amount of each Bank's Pro Rata Share of the Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of the exact Dollar Equivalent amount of such Bank's Pro Rata Share of the Borrowing. The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.05(a).

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Payment Office on the Borrowing Date requested by the Company in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 12:00 noon (Chicago time) and (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time as the Administrative Agent may specify. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than nine
(9) different Interest Periods in effect in the aggregate for all Loans.

         2.04     Conversion and Continuation Elections for Borrowings.

                  (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

                      (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any Offshore Rate Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of the Type; or

                      (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided that if at any time the aggregate Dollar Equivalent amount of Offshore Currency Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Currency Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Currency Loans shall terminate.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 11:30 a.m. (Chicago time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) 10:30 a.m. (Chicago time) at least four Business Days in advance of the continuation date, if the Loans are to be continued as Offshore Currency Loans; and (iii) 10:30 a.m. (Chicago time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                      (A) the proposed Conversion/Continuation Date;

                      (B) the aggregate amount of Loans to be converted or
                  continued;

                      (C) the Type of Loans resulting from the proposed
                  conversion or continuation; and

                      (D) other than in the case of conversions into Base Rate
                  Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, unless, in either case, the Company has elected to and does repay such Loans on or prior to the expiration date of such Interest Period, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.04(b), or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion or continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have
(i) a Loan in Dollars converted into or continued as an Offshore Rate Loan or
(ii) an Offshore Currency Loan continued for an Interest Period exceeding one month.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than nine (9) different Interest Periods in effect in the aggregate for all Loans.

         2.05     Utilization of Commitments in Offshore Currencies.

                  (a) The Administrative Agent will determine the Dollar Equivalent amount of any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans and L/C Obligations denominated in a currency other than Dollars as of the last Banking Day of each month and (iii) outstanding Offshore Currency Loans and L/C Obligations denominated in a currency other than Dollars as of any redenomination date pursuant to this Section 2.05 or Section 4.05 (each such date under clauses (i) through (iii) a "Computation Date").

                  (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (Chicago time) four Business Days prior to the day of such Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Administrative Agent will give notice to the Company no later than 12:00 noon (Chicago time) on the third Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the Company that any such Borrowing in a requested Offshore Currency is not then available, the Company may, by notice to the Administrative Agent not later than 5:00 p.m. (Chicago time) two Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Company does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Bank. If the Company does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Administrative Agent to each Bank the Administrative Agent will state such aggregate amount of such Borrowing in Dollars and such Bank's Pro Rata Share thereof.

                  (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.04, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Administrative Agent has received notice from any of the Banks by 5:00 p.m. (Chicago time) four Business Days prior to the day of such continuation that such Bank cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will give notice to the Company not later than 12:00 noon (Chicago time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Banks. If the Administrative Agent shall have so notified the Company that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company and the Banks of any such redenomination and in such notice by the Administrative Agent to each Bank the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

              (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Required Banks, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Administrative Agent will promptly notify the Company of any such redenomination and conversion request.

              (e) The Company shall be entitled to request that Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Required Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). The Company shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 11.02, to be received by the Administrative Agent not later than 12:00 noon (Chicago time) at least 10 Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Administrative Agent will promptly notify the Company of the acceptance or rejection of any such request.

         2.06 Termination or Reduction of Commitments. (a) The Company may from time to time, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the amount of the combined Commitments by an aggregate amount of $5,000,000 or any higher integral multiple of $1,000,000; provided that the amount of the combined Commitments may not be reduced to an amount less than the Total Outstandings.

         (b) Concurrently with the receipt by the Company or any Subsidiary of any Applicable Disposition Proceeds or the Net Cash Proceeds from any Debt Issuance or any Equity Issuance, the amount of the combined Commitments shall be reduced by an amount equal to the excess of (i) the sum of all Applicable Disposition Proceeds, all Net Cash Proceeds of Debt Issuances and 50% of the Net Cash Proceeds of Equity Issuances received (in each case) since the Closing Date over (ii) all reductions of the amount of the combined Commitments made pursuant to this subsection 2.06(b) since the Closing Date (rounded down, if necessary, to an integral multiple of $1,000,000).

         (c) Any reduction of the combined Commitments shall reduce the amount of the Commitment of each Bank according to its Pro Rata Share. All accrued Commitment Fees to the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination.

         2.07 Prepayments. (a) The Company may, at any time or from time to time, upon irrevocable notice to the Administrative Agent as described below, voluntarily prepay Loans in whole or in part, in minimum Dollar Equivalent amounts of $5,000,000 or any multiple of 1,000,000 of the Applicable Currency in excess thereof. The Company shall deliver a notice of voluntarily prepayment in accordance with Section 11.02 to be received by the Administrative Agent not later than 10:30 a.m. (Chicago time) (a) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans,
(b) at least two Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (c) on the prepayment date if the Loans to be prepaid are Base Rate Loans.

         (b) On each date on which the amount of the combined Commitments is reduced pursuant to subsection 2.06(b), the Company shall prepay Loans (or, if all Loans have been paid, Cash Collateralize Letters of Credit) in the amount necessary (if any) so that the Total Outstandings (excluding any undrawn L/C Obligations to the extent Cash Collateralized (but without giving credit for any cash collateral to the extent it is required to be shared with any Person other than the Agent and the Banks pursuant to the Collateral Sharing Agreement or an "equal and ratable" provision in any other document)) will not exceed the amount of the combined Commitments as reduced on such date.

         (c) The Company shall specify, in each notice of voluntary prepayment pursuant to subsection 2.07(a) or in a prepayment notice delivered prior to or concurrently with any mandatory prepayment pursuant to subsection 2.07(b), the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof, and the Applicable Currency. No such notice shall be revocable by the Company. The Administrative Agent will promptly notify each Bank of any notice of prepayment and of such Bank's Pro Rata Share of such prepayment. Each prepayment of an Offshore Rate Loan shall be accompanied by accrued interest to the date of prepayment on the amount prepaid and any amounts required to be paid pursuant to Section 4.04 as a result of such prepayment.

         2.08 Currency Exchange Fluctuations. Subject to Section 4.04, if on any Computation Date the Administrative Agent shall have determined that the Total Outstandings exceed the combined Commitments by a Dollar Equivalent amount of more than $1,000,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Administrative Agent shall give notice to the Company that a prepayment is required under this Section 2.08, and the Company agrees thereupon to make prepayments of Loans within one Business Day of such notice such that, after giving effect to such prepayment the Total Outstandings do not exceed the combined Commitments.

         2.09 Optional Increase in Commitments. The Company may from time to time prior to December 14, 2001, by means of a letter to the Administrative Agent substantially in the form of Exhibit K, request that the amount of the combined Commitments be increased by (a) increasing the amount of the Commitment of any Bank which has agreed to such increase and/or (b) adding an Eligible Assignee as a party hereto with a Commitment in an amount agreed to by any such Person; provided that (i) no Eligible Assignee shall be added as a party hereto without the written consent of the Administrative Agent (which shall not be unreasonably withheld); and (ii) in no event shall the aggregate amount of all increases in the combined Commitments exceed $125,000,000 without the written consent of all Banks. Any increase in the combined Commitments pursuant to this
Section 2.09 shall be effective three Business Days (or such other period of time as the Company, the Administrative Agent and the increasing or new Bank shall agree) after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to Exhibit K (in the case of an increase in the Commitment of an existing Bank) or assumption letter in the form of Annex 2 to Exhibit K (in the case of the addition of an Eligible Assignee as a new Bank). The Administrative Agent shall promptly notify the Company and the Banks of any increase in the amount of the combined Commitments pursuant to this Section 2.09 and of the amount of the Commitment and the Pro Rata Share of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Loans in accordance with each Bank's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata increase in the combined Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 4.04). The Administrative Agent shall promptly notify all Banks of any increase in the combined Commitments pursuant to this Section 2.09.

         2.10 Repayment. The Company shall repay to the Banks on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

         2.11 Interest.

              (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to
(i) in the case of a Base Rate

Loan, the Base Rate plus the Applicable Margin; and (ii) in the case of an Offshore Rate Loan, the Offshore Rate plus the Applicable Margin.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date and on the Maturity Date. Interest shall also be paid on the date of any payment or prepayment of Offshore Rate Loans under Section 2.07 or 2.08, for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall also be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

                  (c) Notwithstanding subsections 2.11(a) and 3.03(d), while any Event of Default exists, for the period commencing after the Company's receipt of notice from the Administrative Agent at the request, or with the consent, of the Required Banks or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, all other Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default for the period commencing after the Company's receipt of notice from the Administrative Agent at the request, or with the consent, of the Required Banks or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the Obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.12     Fees.

                  (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Administrative Agent dated September 7, 2001.

                  (b) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") at a per annum rate equal to

Commitment Fee Rate on unused amount of such Bank's Commitment for each day during the period from the Closing Date to the Credit Termination Date. The Commitment Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on December 30, 2001, and on the Credit Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.06, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with, in the case of a reduction, the following quarterly payment being calculated on the basis of the period from such reduction date to such quarterly payment date. The Commitment Fee shall accrue until the Credit Termination Date, including at any time during which one or more conditions in Article V are not met.

                  (c) Utilization Fee. The Company shall pay the Administrative Agent for the account of the Banks (ratably according to their respective Pro Rata Shares) a utilization fee of (a) 0.125% per annum on the Total Outstandings for each day on which the Total Outstandings equal or exceed 25% of the combined Commitments but are less than 50% of the combined Commitments and (b) 0.25% per annum on the Total Outstandings for each day on which the Total Outstandings equal or exceed 50% of the combined Commitments. Such utilization fee shall be due quarterly in arrears on the last Business Day of each March, June, September and December, commencing on December 30, 2001, and on the Credit Termination Date.

                  (d) Upfront Fees. The Company shall pay to the Administrative Agent for the account of each Bank a participation fee in the amount previously agreed among the Company, the Administrative Agent and such Bank.

         2.13     Computation of Interest and Fees.

                  (a) All computations of interest on Base Rate Loans when the Base Rate is computed by reference to BofA's "prime rate," shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest on Offshore Rate Loans and of fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest and fees being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be rebuttably presumptive evidence thereof in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Bank, deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate or Dollar Equivalent amount.

         2.14     Payments by the Company.

              (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (Chicago time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than 12:00 noon (Chicago time), or later than the time specified by the Administrative Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

              (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

              (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in Same Day Funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

         2.15 Payments by the Banks to the Administrative Agent. Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in Same Day Funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in Same Day Funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent , together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection 2.15(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

              (a) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.16 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of its Loans or its participations in L/C Obligations any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder) of payments to all Banks on account of all Loans and L/C Obligations, such Bank shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Banks such participations (or subparticipations) in the Loans and the L/C Obligations as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation (or subparticipation) from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set- off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations (and subparticipations) purchased under this
Section 2.16 and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

         3.01     The Letter of Credit Subfacility.

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day, during the period from the Closing Date to the date which is 30 days prior to the scheduled Credit Termination Date, to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") and after giving effect thereto: (A) the Total Outstandings exceed the aggregate Commitments; (B) the participation of any Bank in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Loans of such Bank would exceed such Bank's Commitment or (C) the Effective Amount of all L/C Obligations would exceed the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank shall be under no obligation to Issue any Letter of Credit if:

                      (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request of directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it and for which the Issuing Bank is not compensated hereunder.

                      (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                      (iii) the expiry date of any requested Letter of Credit is
         (A) more than 360 days after the date of Issuance, unless the Required Banks and the Issuing Bank have approved such expiry date in writing, or (B) after the date which is 30 days prior to the scheduled Maturity Date;

                      (iv) any requested Letter of Credit is not in a form reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                      (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                      (vi) such Letter of Credit is in a face amount less than $5,000,000 (or such lesser amount acceptable to the Administrative Agent and the Issuing Bank), or to be denominated in a currency other than an Applicable Currency.

         3.02     Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least three Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile or electronic transmission, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
Day); (ii) the face amount and Applicable Currency of the Letter of Credit;
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may reasonably require.

                  (b) If the Administrative Agent is not the Issuing Bank, by 12:00 noon (Chicago time) on the Business Day next preceding the requested date of issuance of a Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (i) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a)(ii) as a result of the limitations set forth in clauses (A), (B) or (C) thereof or subsection 3.01(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Credit Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Credit Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it; provided that the Issuing Bank shall not be entitled to authorize such automatic renewal if, at least one Business Day prior to the proposed date of notification of renewal, it shall have received notice from the Administrative Agent (i) directing the Issuing Bank not to renew such Letter of Credit because such renewal is not then permitted under subsection 3.01(a)(ii) as a result of the limitations set forth in clauses (A), (B) and (C) thereof or subsection 3.01(b)(ii); or (ii) that one or more conditions specified in Article V are not then satisfied. Each such request for renewal of a Letter of Credit shall be made by facsimile transmission, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (I) the Letter of Credit to be renewed; (II) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (III) the revised expiry date of the Letter of Credit; and (IV) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew, and no Bank shall be obligated to participate in, any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend, and no Bank would be obligated to participate in, such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be required to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless renew such Letter of Credit, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                  (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 30 days prior to the scheduled Credit Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C- Related Document (other than any Letter of Credit). In addition, unless the Company and the Issuing Bank shall otherwise expressly agree in writing or the Trigger Date has occurred, any purported grant of a Lien (or any requirement to do so) contained in any L/C Related Document shall be ineffective and null and void.

                  (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

                  (h) Within five Business Days after the end of each month, the Administrative Agent will send to each Bank a statement reflecting the outstanding Letters of Credit as of the end of such month.

         3.03     Risk Participations, Drawings and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation for so long as any related L/C Obligations shall be outstanding.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and the Administrative Agent. Provided that it shall have received such notice, the Company shall reimburse the Issuing Bank prior to 12:00 noon (Chicago time) on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section
5.02 other than any notice requirements. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile transmission); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice pursuant to subsection 3.03(b) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of such amount by no later than 2:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                  (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part as contemplated by subsection 3.03(b), because of the Company's failure to satisfy the conditions set forth in Section 5.02 other than any notice requirements or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans (but not L/C Advances) under this Section 3.03 is subject to the conditions set forth in Section 5.02.

         3.04     Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

                  (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05     Role of the Issuing Bank.

                  (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or the authority of the Person executing or delivering any such document.

                  (b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (e) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                  (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07     Letter of Credit Fees.

                  (a) The Company shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee, in Dollars, with respect to the Letters of Credit equal to the L/C Fee Rate, times the average daily maximum Dollar Equivalent amount available to be drawn on the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date (or such later date upon which all Letters of Credit have terminated), with the final payment to be made on the Maturity Date (or such later termination date).

                  (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee, in Dollars, for each Letter of Credit Issued by the Issuing Bank at the times and in the amounts agreed to from time to time between the Company and the Issuing Bank.

                  (c) The Company shall pay to the Issuing Bank from time to time on demand the Issuing Bank's normal issuance, presentation, amendment negotiation, and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.


         3.08 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued,
(i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.



                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01     Taxes.

                  (a) Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

                      (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 4.01), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                      (ii) the Company shall make such deductions and withholdings;

                      (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

                  (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

                  (e) If the Company is required to pay any amount to any Bank or the Administrative Agent pursuant to subsection (b) or (c) of this Section 4.01, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         4.02     Illegality.

                  (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central Bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist, at which time such Bank shall notify the Administrative Agent and the Company and such Bank's obligation to make Offshore Rate Loans shall be reinstated.

                  (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04 either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall (without regard whether the conditions specified in Section 5.02 have been satisfied) borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) Before giving any notice to the Administrative Agent under this Section 4.02, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.03     Increased Costs and Reduction of Return.

                  (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by that Bank with any guideline or request from any central Bank or other Governmental Authority (whether or not having the force of law) after the date of this Agreement, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand in compliance with Section 4.07 (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central Bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in any such case, after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand in compliance with Section 4.07 of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation except as set forth in subsection 2.05(b) or (c);

                  (c) the failure of the Company to make any prepayment of any Loan in accordance with any notice delivered under Section 2.07;

                  (d) the prepayment (including pursuant to Section 2.07 or 2.08) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans. For purposes of calculating amounts payable by the Company to the Banks under this Section 4.04 and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         4.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, in respect of any Offshore Currency Loans, additional costs arising under any applicable regulations of the central bank or other relevant Governmental Authority on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Administrative Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 Certificates of Banks. Any Bank or any Bank's participant claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, no amounts shall be payable by the Company pursuant to Section 4.03, 4.04 or 4.06 with respect to any period commencing more than 180 days before the delivery of the certificate contemplated by this Section 4.07 unless such amounts are claimed as a result of the retroactive effect of any newly enacted or adopted law, rule or regulation and such certificate is delivered within 180 days after such enactment or adoption.

         4.08 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request the Affected Bank to use commercially reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans, Commitment and participations in Letters of Credit (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans, Commitment and participations in Letters of Credit; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or

(iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), and any such substitution shall in any event be effective upon satisfaction of the conditions set forth in
Section 11.08.

         4.09 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension is subject to the condition that the Administrative Agent shall have received on or before the date of the initial Credit Extension (which, in any event, shall be on or before October 1, 2001) all of the following, in form and substance reasonably satisfactory to the Administrative Agent, and in sufficient copies for each Bank.

                  (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto.

                  (b) Resolutions; Incumbency. A certificate of the Secretary or an Assistant Secretary of the Company and each Material Subsidiary certifying
(i) resolutions of the board of directors or equivalent governing body of such entity authorizing the execution and delivery by such entity of the Loan Documents to which it is a party; and (ii) the names and true signatures of the officers of such entity authorized to execute and deliver the Loan Documents to which such entity is a party.

                  (c) Organization Documents; Good Standing. The Organization Documents of the Company and each Material Subsidiary as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company and each Material Subsidiary as of such date; and a good standing certificate as of a recent date for Company or such Material Subsidiary from the Secretary of State (or comparable officer) of the jurisdiction of its organization.

                  (d) Guaranty. Counterparts of one or more Guaranties signed by each

Domestic Subsidiary (other than any Insignificant Subsidiary).

                  (e) Security Agreement. Counterparts of a security agreement (the "Security Agreement") substantially in the form of Exhibit H signed by the Company and each Domestic Subsidiary (other than any Insignificant Subsidiary).

                  (f) Pledge Agreement. Counterparts of a pledge agreement (the "Pledge Agreement") substantially in the form of Exhibit I signed by the Company and each Domestic

Subsidiary which is the owner of any stock of any other Domestic Subsidiary (other than any Insignificant Subsidiary).

                  (g) Collateral Sharing Agreement. Counterparts of the Collateral Sharing Agreement signed by the Company and each Domestic Subsidiary (other than any Insignificant Subsidiary).

                  (h) Legal Opinions. An opinion of each of (i) Quarles & Brady LLP, counsel to the Loan Parties, substantially in the form of Exhibit D-1, and
(ii) Patty Hanz, Esq., associate general counsel of the Company, substantially in the form of Exhibit D-2, addressed to the Administrative Agent and the Banks.

                  (i) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees to the extent due and payable on the Closing Date.

                  (j) Certificate. A certificate signed by a Responsible Officer on behalf of the Company, dated as of the Closing Date, stating that:

                      (i) the representations and warranties contained in
         Article VI are true and correct on and as of such date, as though made on and as of such date;

                      (ii) no Default or Event of Default exists or would result after giving effect to the initial Credit Extension; and

                      (iii) no event or circumstance has occurred since July 1, 2001 that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (k) Existing Agreement. Evidence that all amounts (other than contingent indemnification obligations) payable by the Company under the Existing Agreement have been, or concurrently with the initial Credit Extension will be, paid in full.

                  (l) Compliance Certificate. A Compliance Certificate (with calculations of covenants as of July 1, 2001).

                  (m) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

         5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan), and the obligation of the Issuing Bank to issue, and of each Bank to participate in, any Letter of Credit, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) Notice of Borrowing or Issuance. In the case of a Loan, the Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing; or in the case of the issuance of a Letter of Credit, the Administrative Agent and the Issuing Bank shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02.

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article VI (other than Section 6.11(b)) shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result after giving effect to such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, that the conditions in subsections 5.02(a), (b) and (c) are satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Bank that:

         6.01     Existence and Power.  The Company and each of its
Subsidiaries:

                  (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

                  (d) is in compliance in all material respect with all Requirements of Law.

         6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary organizational action, and do not and will not:

                  (a) contravene the terms of the Organization Documents of any Loan Party;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens arising under the Loan Documents) under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any of its Subsidiaries or its property is subject; or

                  (c) violate any Requirement of Law applicable to the Company or any of its Subsidiaries.

         6.03 Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or material notice to, or material filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party (other than the filing of customary documents to perfect Liens arising under the Loan Documents).

         6.04 Binding Effect. Each Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. To the best of the Company's knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company or any of its Subsidiaries that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Schedule 6.05. Other than any liability incident to such litigation or proceedings, the Company does not have any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 6.11(a).

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.01(e).

         6.07     ERISA Compliance. Except as specifically disclosed in
Schedule 6.07:

                  (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law except where the failure to do so or to so comply could not reasonably be expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11     Financial Condition.

                  (a) The audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended July 1, 2001 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period ended on that date:

                      (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                      (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                      (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since July 1, 2001, there has been no Material Adverse Effect.

         6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.14, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.15 Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.15. The Company has no Material Subsidiaries other than those specifically disclosed in part (b) of Schedule 6.15 or as disclosed pursuant to subsection 7.02(d) (including their jurisdictions of organization). As of the date of this Agreement, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in part (c) of Schedule 6.15.

         6.16 Insurance. The properties of the Company and its Subsidiaries are insured as required by Section 7.06.

         6.17 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Required Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Administrative Agent and each Bank:

              (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with fiscal year ending June 30, 2002), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a consistent basis. Such opinion shall not be qualified or limited, in either case, because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                  (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending September 30, 2001), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of notes thereto), the financial position and the results of operations of the Company and the Subsidiaries; and

                  (c) not later than 60 days after the commencement of each fiscal year, commencing with the fiscal year beginning July 1, 2002, quarterly projected financial statements of the Company and its Subsidiaries for such fiscal year.

         7.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent and each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default with respect to Sections 8.01, 8.02, 8.03, 8.04, 8.05, 8.07, 8.10, 8.11, 8.12, 8.13 and 8.14, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.01 (a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (c) promptly, but not later than five days after the date of filing with the SEC, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10- K, 10-Q (in each case excluding exhibits and schedules thereto unless requested by the Administrative Agent or a Bank) and 8-K) that the Company or any Subsidiary may make to, or file with, the SEC;

                  (d) promptly after the creation or acquisition of any Material Subsidiary, the name of such Material Subsidiary, a description of its business, its net worth and the value of its assets; and

                  (e) promptly, such additional information regarding the business, financial or organizational affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time request.

         7.03 Notices. The Company shall promptly notify the Administrative Agent:

                  (a) upon any Responsible Officer becoming aware of the occurrence of any Default or Event of Default;

                  (b) of any matter that has resulted, or may, in the judgment of the Company, reasonably be expected to result in a Material Adverse Effect, including (i) breach or non- performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

                  (c) upon any Responsible Officer becoming aware of the occurrence of any ERISA Event (but in no event more than 10 days after such ERISA Event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such ERISA Event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such ERISA Event;

                  (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

                  (e) promptly after the president, chief financial officer, chief executive officer, treasurer or general counsel of the Company obtains knowledge thereof, notice of any change in the S&P Rating or the Moody's Rating.

                  Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe the provisions of this Agreement or other Loan Document that have been breached or violated.

         7.04 Preservation of Existence, Etc. The Company shall, and shall cause each Material Subsidiary to:

                  (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of organization except as otherwise permitted by this Agreement;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02 and except for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its material property which is used in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain or preserve could not reasonably be expected to have a Material Adverse Effect.

         7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that the Company and its Subsidiaries may self-insure against such risks and in such amounts as is usually self-insured by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Subsidiaries operate.

         7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to so comply could not reasonably be expected to cause a Material Adverse Effect.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, or applicable accounting procedures related to foreign Material Subsidiaries, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent and representatives of any Bank to visit and inspect any of their respective properties, to examine their respective organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Company if the Company shall so request, independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to do so or to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for (i) working capital, capital expenditures, commercial paper back-up and other lawful corporate purposes and (ii) to repay and refinance outstanding indebtedness of the Company under the Existing Credit Agreement, but in any event not (a) in contravention of any Requirement of Law or (b) (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock; or (iv) to acquire any security in any other transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.13 Guaranties. The Company shall cause each Material Subsidiary (or, after the Trigger Date, each Domestic Subsidiary other than an Insignificant Subsidiary) to at all times guaranty the Obligations pursuant to a Guaranty; and promptly upon the creation or acquisition of any Domestic Subsidiary (other than an Insignificant Subsidiary), or any Domestic Subsidiary ceasing to be an Insignificant Subsidiary as a result of a change in its assets or revenue compared to the assets or revenues of the Company and its Domestic Subsidiaries as a whole, in each case at any time after the Closing Date (unless the obligations of the Company under subsection 7.14(a) have terminated as provided in subsection 7.14(b)), cause such Domestic Subsidiary to execute and deliver to the Administrative Agent a counterpart of a Guaranty (it being understood that except with respect to any Material Subsidiary or any other Domestic Subsidiary which expressly agrees otherwise, no such Guaranty shall become effective prior to the Trigger Date).

         7.14 Springing Lien. (a) Promptly upon the occurrence of the Trigger Date and from time to time thereafter, the Company shall take such actions as are reasonably necessary or as the Administrative Agent may reasonably request (including delivery of security agreements, pledge agreements, financing statements and other security documents, authorization documents and opinions of counsel) to ensure and confirm that the obligations of the Company hereunder and under any Hedging Agreement with any Bank and of each Guarantor under any Guaranty are secured by a first priority perfected Lien on (i) the ownership interest of the Company and each Guarantor in the stock and other equity interests of each Domestic Subsidiary; (ii) the ownership interest of the Company and each Guarantor in the stock and other equity interests of each direct Foreign Subsidiary of the Company and each Domestic Subsidiary; provided that neither the Company nor any Domestic Subsidiary shall be required to (x) pledge more than 65% of the stock and other equity interest in any Foreign Subsidiary or (y) pledge the stock or other equity interests of any Excluded Foreign Subsidiary; and (iii) all other present and future assets and properties (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles) of the Company and the Guarantors. In furtherance of the foregoing, the Company will, and will cause each Domestic Subsidiary (other than any Insignificant Subsidiary) to, execute and deliver to the Administrative Agent (A) from time to time prior to the Trigger Date, such documents as the Administrative Agent may reasonably request to ensure that the Liens described above on substantially all personal property (other than property described in clause (ii) of the preceding sentence) of the Company and its Domestic Subsidiaries (other than any Insignificant Subsidiary) will be created and perfected within three Business Days after the Trigger Date; (B) not later than 30 days after the Trigger Date, a mortgage or deed of trust with respect to each parcel of real estate owned by the Company or any Domestic Subsidiary (other than any Insignificant Subsidiary); (C) as soon as reasonably practicable after the Trigger Date, such documentation (including title insurance policies, flood plain certifications and other customary documents) as the Administrative Agent may reasonably request in connection with the mortgages and deeds of trust described in clause (B) above and (D) as soon as reasonably practicable after the Trigger Date, all documents necessary to create and perfect the Liens described in clause (ii) of the preceding sentence. The Company agrees that after the Trigger Date it will use, and will cause each applicable Subsidiary to use, commercially reasonable efforts to promptly deliver all items required by clauses (C) and (D) of the preceding sentence.

         (b) If the Trigger Date has not yet occurred, the obligations of the Company and its Subsidiaries under subsection 7.14(a) shall terminate on the first day on which the S&P Rating is BBB- or higher (with, if the rating is BBB-, a stable outlook or better) and the Moody's Rating is Baa3 or higher (with, if the rating is Baa3, a stable outlook or better).

         7.15 Clean-Up of Loans. The Company shall prepay Loans from time to time so that, during each period of 12 consecutive months beginning after the Closing Date, there will be a period of not less than 45 consecutive days during which no Loans are outstanding.

         7.16 Resolutions; Incumbency; Organizational Documents; Good Standing. The Company shall cause each Domestic Subsidiary (other than an Insignificant Subsidiary) to deliver the following documents to the Administrative Agent within 15 days after the Closing Date (except to the extent such documents were delivered to the Administrative Agent on the Closing Date pursuant to Section 5.01):

              (a) Resolutions; Incumbency. A certificate of the Secretary or an Assistant Secretary of such Domestic Subsidiary certifying (i) resolutions of the board of directors or equivalent governing body of such Domestic Subsidiary authorizing the execution and delivery by such Domestic Subsidiary of the Loan Documents to which it is a party; and (ii) the names and true signatures of the officers of such Domestic Subsidiary authorized to execute and deliver the Loan Documents to which such Domestic Subsidiary is a party.

              (b) Organization Documents; Good Standing. The Organization Documents of such Domestic Subsidiary as in effect on the date of such delivery, certified by the Secretary or Assistant Secretary of such Domestic Subsidiary as of such date; and a good standing certificate as of a recent date for such Domestic Subsidiary from the Secretary of State (or comparable officer) of the jurisdiction of its organization.

         7.17 Availability. The Company shall at all times maintain unused availability hereunder in an amount equal to the amount of all outstanding commercial paper issued by the Company or any Subsidiary.


                                  ARTICLE VIII

                        NEGATIVE AND FINANCIAL COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid, unless the Required Banks waive compliance in writing:

         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

                  (b) any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07; provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non- delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (g) Liens consisting of judgment or judicial attachment liens with respect to judgments that do not constitute an Event of Default and in the aggregate do not exceed $10,000,000;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (i) Liens on assets of any Person which becomes a Subsidiary after the date of this Agreement; provided that such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof;

                  (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                  (k) Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued;

                  (l) any extension, renewal or substitution of or for any of the foregoing Liens; provided that (i) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability;

                  (m) Liens arising in connection with Securitization Transactions to the extent permitted hereunder;

                  (n) Liens arising in connection with Synthetic Lease Transactions to the extent permitted hereunder; and

                  (o) other Liens (in addition to those described above) securing Indebtedness or other obligations not at any time exceeding an amount equal to $20,000,000.

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (collectively, a "Disposition") (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse, and the sale of the stock or other equity interests of any Subsidiary) or enter into any agreement to do any of the foregoing, except:

                  (a) Dispositions of inventory, or used, worn-out, obsolete or surplus equipment and other assets, all in the ordinary course of business;

                  (b) Dispositions of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c) Dispositions of assets received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) Dispositions of assets between and among the Company and its Wholly- Owned Subsidiaries and the Disposition of assets from any other Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company; provided that at the time of any such Disposition, no Default or Event of Default shall exist or shall result after giving effect to such Disposition;

                  (e) Dispositions of accounts receivable, lease receivables and other rights to payment, and assets related thereto, in connection with Securitization Transactions; and

                  (f) Dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any such Disposition, no Default or Event of Default shall exist or shall result after giving effect to such Disposition and (ii) the aggregate sales price of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year 5% of the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as of the beginning of such fiscal year.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge with or consolidate into any Person, except:

                  (a) the Company or any Subsidiary may merge with or consolidate into any Person, provided that (i) at the time of such merger or consolidation, no Default or Event of Default shall exist or result after giving effect to the consummation of such merger or consolidation, (ii) if such transaction involves the Company, the Company shall be the continuing or surviving corporation, (iii) subject to the last paragraph of this Section 8.03, if such transaction involves a Wholly-Owned Subsidiary (and does not involve the Company), a Wholly-Owned Subsidiary shall be the continuing or surviving Person and (iv) subject to the last paragraph of this Section 8.03, if such transaction involves a Subsidiary (and does not involve the Company or a Wholly-Owned Subsidiary), a Subsidiary shall be the continuing or surviving Person;

                  (b) any Subsidiary may merge with or consolidate into (i) the Company (provided that the Company shall be the continuing or surviving corporation) or (ii) any one or more Subsidiaries (provided that if any transaction involves a Wholly-Owned Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person); and

                  (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary or as otherwise permitted by Section 8.02.

In addition, any Disposition which would be permitted by Section 8.02 may also be accomplished via a merger or consolidation of a Subsidiary and such merger or consolidation shall be permitted pursuant to this Section 8.03.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person (other than the Company), or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person (other than the Company) including any Affiliate of the Company (together, "Investments"), except for:

                  (a) Investments held by the Company or its Subsidiary in the form of cash equivalents or short term marketable securities;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Subsidiaries to the Company or one of its Wholly-Owned Subsidiaries;

                  (d) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures and loans to employees in the ordinary course of business;

                  (e) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, suppliers and customers arising in the ordinary course of business;

                  (f) Investments of the Company and its Subsidiaries in existence as of the Closing Date and set forth on Schedule 8.04;

                  (g) any extension or renewal of any of the foregoing;

                  (h) Investments incurred in order to consummate an Acquisition of any Person principally engaged in a business substantially similar to the business of the Company and its Subsidiaries taken as a whole and reasonable extensions thereof; provided that (i) such Acquisition is undertaken in accordance with all applicable Requirements of Law, (ii) the prior, effective written consent or approval to such Acquisition by the board of directors or equivalent governing body of the Person being acquired is obtained; (iii) no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such Acquisition; (iv) the aggregate consideration (including assumed Indebtedness, but excluding stock of the Company) paid by the Company and its Subsidiaries after the Closing Date for all such Acquisitions shall not exceed a Dollar Equivalent amount of $75,000,000; and (v) if the consideration (including assumed Indebtedness, but excluding stock of the Company) for any single Acquisition exceeds a Dollar Equivalent amount of $50,000,000, the Required Banks shall have approved such Acquisition;

                  (i) Investments by the Company and its Subsidiaries in any Person (other than an individual or a Governmental Entity) formed under the laws of, and doing the majority of its business in, China; provided that the aggregate amount of all such Investments shall not exceed a Dollar Equivalent amount of $30,000,000; and

                  (j) other Investments not exceeding in the aggregate a Dollar Equivalent amount of $40,000,000 in any fiscal year.

         Notwithstanding the foregoing, the aggregate amount of all Investments made by the Company or any Domestic Subsidiary in any Foreign Subsidiary after September 20, 2001 shall not at any time exceed a Dollar Equivalent amount of $25,000,000 (excluding any Investment permitted by Section 8.04(i)).

         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except:

                  (a) Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.07;

                  (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.05;

                  (d) Indebtedness constituting an Investment permitted pursuant to Section 8.04;

                  (e) Indebtedness secured by Liens permitted under subsection 8.01(o);


                  (f) Securitization Obligations in an aggregate amount not at any time exceeding $100,000,000;

                  (g) Synthetic Lease Obligations in an aggregate amount not exceeding $25,000,000; and

                  (h) other Indebtedness (in addition to Indebtedness permitted by the other subsections of this Section 8.05) of the Company and its Subsidiaries so long as (x) no Default or Event of Default shall have occurred or be continuing both before and after giving effect to the incurrence of any such Indebtedness and (y) not more than $20,000,000 of such other Indebtedness (excluding Guaranty Obligations of Subsidiaries of the Company in respect of Indebtedness of the Company) outstanding at any time shall be Indebtedness of the Subsidiaries of the Company.

         8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.07 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.07;


                  (c) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

                  (d) in addition to other Contingent Obligations permitted hereunder, Contingent Obligations which do not exceed $20,000,000 in the aggregate at any one time outstanding;

                  (e) Guaranty Obligations of the Company or any Subsidiary with respect to any Indebtedness or other obligations of any of its Subsidiaries; and

                  (f) Guaranty Obligations of any Material Subsidiary (or, after the Trigger Date, any Domestic Subsidiary) with respect to any Indebtedness of the Company which is permitted under this Agreement.

         8.08 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $10,000,000; or (b) engage in a transaction that could be reasonably expected to be subject to Section 4069 or 4212(c) of ERISA.

         8.09 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof taken as a whole, or reasonable extensions thereof.

         8.10 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP or SEC reporting requirements, or change the fiscal year of the Company or of any Subsidiary.

         8.11 Limitation on Dividends and Stock Redemptions. The Company shall not, nor shall it permit any Subsidiary to, declare or pay any dividends on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (i) any Subsidiary may declare and pay dividends to the Company or to a Wholly-Owned Subsidiary; (ii) any Subsidiary may repurchase its capital stock; (iii) the Company may purchase shares of its capital stock pursuant to the requirements of its employee benefit plans; and (iv) the Company may declare and pay cash dividends in any fiscal year in an aggregate amount not exceeding the Specified Amount (as defined below). For purposes of the foregoing, "Specified Amount" means $35,000,000 plus, to the extent any of the 5.00% Convertible Senior Notes due May 15, 2006 issued by the Company are converted to common stock of the Company or the Company issues common stock as consideration in any Acquisition (each a "Share Increase Event"), an amount equal to the product of (i) the number of shares of common stock converted or issued in connection with such Share Increase Event divided by the total number of shares outstanding immediately prior to such Share Increase Event multiplied by (ii) the Specified Amount immediately prior to such Share Increase Event (after giving effect to any prior Share Increase Event).

         8.12 Limitation on Redemption or Prepayment of Other Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, redeem or prepay any other Indebtedness owed by the Company or any Subsidiary (i) with the proceeds of any Credit Extension (except for the payment of maturing commercial paper so long as clause (ii) is not applicable) or (ii) at any time when a Default or an Event of Default has occurred or is continuing.

         8.13     Financial Covenants.


                  (a) Minimum Interest Coverage Ratio. The Company shall not permit, for any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter, the Interest Coverage Ratio to be less than (x) for any period ending prior to June 30, 2002, 2.75:1.0, and (y) for any period ending on or after June 30, 2002, 3.0:1.0.

                  (b) Maximum Leverage Ratio. The Company shall not at any time permit the ratio of (i) Total Funded Debt less all cash held by the Company and its Subsidiaries in excess of $30,000,000 to (ii) Total Funded Debt plus Consolidated Net Worth less all cash held by the Company and its Subsidiaries in excess of $30,000,000 to exceed the applicable ratio set forth below during any period set forth below:


                          Period                             Ratio
                          ------                             -----



         Closing Date to 9/30/01                             62.5%
         10/1/01 through 3/31/02                             67.5%
         4/1/02 through 6/30/02                              60.0%
         7/1/02 through 3/30/03                              65.0%
         3/31/03 through 6/29/03                             57.5%
         6/30/03 through 3/28/04                             62.5%
         3/29/04 and thereafter                              55.0%



                  (c) Minimum Net Worth. The Company shall not at any time permit Consolidated Net Worth to be less than the sum of (i) $350,000,000 plus
(ii) 50% of Consolidated Net Income earned in each fiscal year ending after the Closing Date (with no deduction for a net loss in any such fiscal year) plus
(iii) the proceeds of any Equity Issuance after the Closing Date (net of the direct costs of such issuance, such as sales and underwriter's commissions and legal, accounting and investment banking fees).

                  (d) Maximum Total Funded Debt Ratio. The Company shall not permit, as of the last day of any fiscal year, the ratio of (i) Total Funded Debt to (ii) EBITDA for such year to be greater than (x) 3.25 to 1 as of June 30, 2002, (y) 3.00 to 1 as of June 29, 2003 or (z) 2.75 to 1 as of June 27,
2004.

                  (e) Maximum Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures in the aggregate in any fiscal year in excess of a Dollar Equivalent amount of (x) $100,000,000 during the fiscal year ending June 30, 2002 or (y) during any fiscal year ending thereafter, $75,000,000 plus the amount (but not more than $25,000,000) by which Capital Expenditures permitted during the prior fiscal year (including any carry-over pursuant to this clause (y)) exceeded actual Capital Expenditures made during such prior fiscal year.

         8.14 Guarantors; Excluded Foreign Subsidiaries. The Company shall not permit (a) prior to the Trigger Date, more than 15% of the consolidated assets of the Company and its Domestic Subsidiaries to be owned by, or more than 15% of the consolidated revenues of the Company and its Domestic Subsidiaries during the most recently ended fiscal quarter to be generated by, Domestic Subsidiaries which are not Guarantors; (b) on and after the Trigger Date, more than 5% of the consolidated assets of the Company and its Domestic Subsidiaries to be owned by, or more than 5% of the consolidated revenues of the Company and its Subsidiaries during the most recently ended fiscal quarter to be generated by, Domestic Subsidiaries which are not Guarantors; or (c) on and after the Trigger Date, more than 3% of the consolidated assets of the Company and its Subsidiaries to be owned by, or more than 3% of the consolidated revenues of the Company and its Subsidiaries during the most recently ended fiscal quarter to be generated by, Excluded Foreign Subsidiaries and their respective Subsidiaries.

         8.15 Hedging Agreements. The Company shall not, and shall not permit any Subsidiary to, enter into any Hedging Agreement except for Hedging Agreements which hedge against bona fide business risks relating to interest rates, currency exchange rates or commodity prices (and which are not for speculation).


                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

                  (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement (i) contained in Section 8.01, 8.04 or 8.07 and such failure continues unremedied for five Business Days or (ii) contained in subsection 7.03(a), Section 7.12 or in any other provision of Article VIII not referred to above in clause (i).

                  (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank.

                  (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation referred to in the preceding clause (i), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation or beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

                  (f) Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing.

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $30,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000.

                  (i) Monetary Judgments. One or more final judgments, final orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more (determined after allowance for the application of any insurance proceeds to such judgment or order), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof.

                  (j) Change of Control.  Any Change of Control occurs.

                  (k) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in any applicable Guaranty; or any applicable Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, with respect to any Guarantor (other than as a result of a transaction permitted hereunder); or any Guarantor contests in any manner the validity or enforceability of any applicable Guaranty or denies that it has any further liability or obligation thereunder; or any event described at subsection (f) or (g) of this Section occurs with respect to any Guarantor.

                  (l) Invalidity of Loan Documents or Security Interests. At any time after the Trigger Date, the Company or any Guarantor fails in any material respect to perform or observe any agreement in any Collateral Document; or any Collateral Document is for any reason partially or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, with respect to any Guarantor (other than as a result of a transaction permitted hereunder); or any Guarantor contests in any manner the validity or enforceability of Collateral Document to which it is a party or denies that it has any further liability or obligation thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

         9.02 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks,

                  (a) declare the commitment of each Bank to make Loans and to issue and participate in Letters of Credit and the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence and during the continuance of any Event of Default specified in subsection (f) or (g) of Section 9.01 with respect to the Company, the obligation of each Bank to make Loans and the obligation of any Issuing Bank to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank. In addition, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent or the request of the Required Banks (or automatically upon the occurrence of any Event of Default specified in subsection (f) or (g) of Section 9.01), the Company shall deliver to the Administrative Agent cash collateral in an amount equal to the aggregate undrawn amount of all Letters of Credit and any fees which may be payable in connection with drawings thereon (it being understood that, in determining such amount, no credit shall be given for any cash collateral to the extent it is required to be shared with any Person other than the Agent and the Banks pursuant to the Collateral Sharing Agreement or an "equal and ratable" provision in any other document). Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Letters of Credit. Such funds, if any, remaining following the payment of all Obligations in full in cash and the termination or cancellation of all Letters of Credit or the earlier termination of all Events of Default shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Company.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

         10.01 Appointment and Authorization: "Administrative Agent". Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "administrative agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys- in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03    Liability of Administrative Agent. None of the

Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04    Reliance by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with
Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         10.06 Credit Decision. Each Bank acknowledges that none of the Administrative Agent- Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable Bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent- Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Administrative Agent-Related Persons.

         10.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the

Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 10.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent , and the terms "Bank" and "Banks" include BofA in its individual capacity.

         10.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be approved by the Company (such approval not to be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor administrative agent as provided for above.

         10.10 Withholding Tax. Each Bank, and each holder of a participation interest herein, that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to Administrative Agent, prior to receipt of any payment subject to withholding (or after accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from, United States withholding taxers in respect of all payments to be made to such Person by Borrower pursuant to this Agreement, and
(b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Persons fail to deliver the above forms or other documentation, then Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including Attorney Costs) of Administrative Agent. The obligation of Persons under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

         10.11 Guaranty and Collateral Matters. (a) The Administrative Agent is authorized on behalf of all Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take, or to direct any collateral agent to take, any action with respect to any collateral granted by the Company pursuant to any Collateral Document which may be necessary to perfect and maintain perfected the security interest in and Liens upon such collateral for the benefit of the Banks (and any other parties entitled to equal and ratable Liens on such collateral).

         (b) The Administrative Agent shall, and the Banks irrevocably authorize the Administrative Agent to, (i) release any Person which is a Guarantor from its obligations under any Guaranty if such Person ceases to be a Subsidiary of the Company or otherwise ceases to be a Guarantor as a result of a transaction permitted hereunder (including any release upon the request of the Company so long as, after giving effect thereto, no Default or Event of Default exists and the Company has provided written confirmation that it will be in compliance with
Section 8.14); (ii) release, or direct any applicable collateral agent to release, any Lien on any property granted to or held by the Administrative Agent or such collateral trustee under any Collateral Document (x) which is sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder, (y) owned by any Person which ceases to be a Guarantor pursuant to clause (i) above or (z) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Banks; or (iii) subordinate, or direct any applicable collateral agent to subordinate, any Lien on any property granted to or held by the Administrative Agent or such collateral agent under any Collateral Document to the holder of any Lien on such property which is permitted by subsection 8.01(a), (e), (h), (i) or (l). Upon request by the Administrative Agent at any time, the Required Banks will confirm in writing the Administrative Agent's authority to, or to direct a collateral trustee to, release or subordinate its interest in particular types or items of property, or to release any Person from its obligations under any Guaranty, pursuant to this
Section 10.11.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent at the written request of the Required Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent , do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);


                  (b) postpone or delay any date for any scheduled payment of principal, interest (other than default interest), fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                  (e) amend this Section 11.01 or Section 2.16, or any provision herein providing for consent or other action by all Banks; or

                  (f) release any Guaranty (other than with respect to a Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the collateral granted under the Collateral Documents;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.02    Notices.

                  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X to the Administrative Agent shall not be effective until actually received by the Administrative Agent.

                  (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04    Costs and Expenses.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent promptly after demand for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the development, preparation, delivery, administration and execution of this Agreement and the other Loan Documents, and the syndication, sale and/or assignment by BofA and the Arranger of the Loans, Commitments and interests of BofA (and its affiliates) hereunder (which the Company acknowledges and agrees will continue after the Closing Date) together with any amendment, supplement, waiver or modification to (in each case, whether or not consummated) this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Administrative Agent with respect thereto; and

                  (b) pay or reimburse the Administrative Agent , the Arranger and each Bank promptly after demand for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by them in connection with the exercise, enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of any Default or Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent - Related Persons, and each Bank and each of its respective officers, directors, employees, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 11.05 shall survive payment of all other Obligations.

         11.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

         11.08    Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Company (which consent shall not be unreasonably withheld) at all times other than during the existence of an Event of Default, the Administrative Agent and the Issuing Bank, if applicable, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Administrative Agent or the Issuing Bank, if applicable, shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto. The Administrative Agent shall not deliver any new Notes executed by the Company unless the Administrative Agent shall have received the old Notes to be replaced or customary indemnification in favor of the Administrative Agent and the Company with respect to lost or destroyed notes. Such old Notes shall be promptly returned to the Company.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the

Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01 and (v) the voting rights or any participation interest transferred or granted shall be limited to significant matters such as changes in the Commitments, interest rates, the Credit Termination Date, the Maturity Date and releases of all or substantially all of the Collateral and the Guarantors. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder. Notwithstanding the immediately preceding sentence, all amounts payable by the Company under this Agreement and each other Loan Document shall be determined as if no such participation had been sold.

                  (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Notwithstanding any such pledge, such Bank shall remain liable to the Company and the Issuing Bank as if such pledge had not been made.

         11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (b) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Bank's independent auditors and other professional advisors; (vii) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the

Banks hereunder; (viii) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (ix) to its Affiliates, provided that such Affiliate uses such information only in connection with this Agreement and agrees in writing to keep such information confidential.

         11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15 Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT- RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION
11.16 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.17 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.19 Waiver of Notice Requirement under Existing Credit Agreement. The Banks, which constitute "Required Banks" under and as defined in the Existing Credit Agreement, hereby waive the requirement for five Business Days' prior notice of termination of the "Commitments" (as defined in the Existing Credit Agreement) set forth in Section 2.08 of the Existing Credit Agreement and agree that such "Commitments" shall terminate on the Closing Date.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.



                         BRIGGS & STRATTON CORPORATION



                         By:     /s/ Carita R. Twinem
                                 -------------------------
                         Name:   Carita R. Twinem
                                 -------------------------
                         Title:  Treasurer
                                 ------------------------

                              BANK  OF AMERICA, N.A.,
                              as Administrative Agent, as Issuing Bank and as a Bank


                              By:  /s/ M. H. Claggert
                                 ---------------------------
                              Name:  M. H. Claggert
                                   -------------------------
                              Title: Managing Director
                                    ------------------------

                                FIRSTAR BANK, N.A., as a Bank

                                By:   /s/ Sandra J. Hartay
                                   ---------------------------
                                Name: Sandra J. Hartay
                                     -------------------------
                                Title:  Vice President
                                      ------------------------

                                M&I MARSHALL & ILSLEY BANK, as a Bank


                                By:   /s/ Gina A. Peter
                                   ---------------------------
                                Name:  Gina A. Peter
                                     -------------------------
                                Title: Senior Vice President
                                      ------------------------




                                By:  /s/ Thomas F. Bickelhaupt
                                    ---------------------------
                                Name:  Thomas F. Bickelhaupt
                                     --------------------------
                                Title:  Vice President
                                      -------------------------

                                BANK ONE, NA, as a Bank
                                (Main office, Chicago, IL)


                                By:  /s/ A. F. Maggiore
                                    -------------------------------
                                Name: Anthony  F. Maggiore
                                     ------------------------------
                                Title:  Director, Capital Markets
                                      -----------------------------

                                  SCHEDULE 1.01

                                PRICING SCHEDULE


         The Applicable Margin, the Commitment Fee Rate and the L/C Fee Rate shall be determined from time to time based upon the S&P Rating and the Moody's Rating as set forth in the table below:



                            Applicable            Applicable
                             Margin for           Margin for
                           Offshore Rate           Base Rate            Commitment
        Level                  Loans                Loans                 Fee Rate            L/C Fee Rate
        -----                  -----                ------                --------            ------------

          I                    .500%                 .000%                 .100%                  .500%
         II                    .750%                 .000%                 .150%                  .750%
         III                  1.000%                 .000%                 .200%                 1.100%
         IV                   1.250%                 .000%                 .250%                 1.250%
         V                    1.500%                 .000%                 .300%                 1.500%
         VI                   1.750%                 .250%                 .350%                 1.750%


         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I" shall exist at any time the S&P Rating is BBB+ or better or the Moody's Rating is Baa1 or better.

         "Level II" shall exist at any time, (i) Level I does not apply and (ii) the S&P Rating is BBB or the Moody's Rating is Baa2.

         "Level III" shall exist at any time, (i) Levels I and II do not apply and (ii) the S&P Rating is BBB- and the Moody's Rating is Baa3.

         "Level IV" shall exist at any time, (i) Levels I, II, and III do not apply and (ii) either the S&P Rating is BBB- and the Moody's Rating is Ba1 or the S&P Rating is BB+ and the Moody's Rating is Baa3.

         "Level V" shall exist at any time, (i) Levels I, II, III and IV do not apply and (ii) the S&P Rating is BB+ or the Moody's Rating is Ba1.

         "Level VI" shall exist at any time none of the other Levels applies.

         If there is a split rating (i.e., the Moody's Rating and the S&P Rating would not result in the same pricing), the Borrower shall be entitled to the benefit of the higher rating, except in the case of Level IV; provided that if there is a differential of two or more levels in the table above, the level immediately below the higher applicable level shall apply. If at any time the Company has no Moody's Rating or no S&P Rating, then the percentages contained in Level VI shall apply.

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES

Bank                                     Commitment            Pro Rata Share
----                                     ----------            --------------
Bank  of America, N.A.                  $ 50,000,000             28.57142857%
M&I Marshall & Ilsley Bank              $ 50,000,000             28.57142857%
Firstar Bank, N.A.                      $ 50,000,000             28.57142857%
Bank One, NA                            $ 25,000,000             14.28571429%
                                        ------------             -----------
         TOTAL                          $175,000,000                     100%


                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                                                        [Date]


Bank of America, N.A., as Administrative Agent for the Banks party to the Credit Agreement referred to below
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

                  The undersigned, Briggs & Stratton Corporation, refers to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the "Banks"), and Bank of America, N.A., as Administrative Agent for such Banks, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing, as required by Section 2.03(a) of the Credit Agreement:

                  1 The requested Borrowing Date for the proposed Borrowing (which is a Business Day) is _________,___.

                  2 The aggregate amount of the proposed Borrowing is [INSERT AMOUNT AND APPLICABLE CURRENCY].

                  3 The Type of Loans comprising the proposed Borrowing are [Base] [Offshore] Rate Loans.

                  4 The duration of the Interest Period for each Offshore Rate Loan made as part of the proposed Borrowing, if applicable, is __________ months (which shall be 1, 2, 3 or 6 months).


                                   Very truly yours,

                                   BRIGGS & STRATTON CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                    EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


                                                        [Date]

Bank of America, N.A., as Administrative Agent for the Banks party to the Credit Agreement referred to below
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

                  The undersigned, Briggs & Stratton Corporation, refers to the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the undersigned, the financial institutions party thereto (the "Banks"), and Bank of America, N.A., as Administrative Agent for such Banks, and hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation], as required by Section 2.04 of the Credit Agreement:

                  1. The date of the proposed [conversion] [continuation] is __________, 200_ (which shall be a Business Day).

                  2. The aggregate amount of the Loans proposed to be [converted] [continued] is [INSERT AMOUNT AND APPLICABLE CURRENCY]. [Specify which part is to be converted and which part is to be continued, if appropriate.]

                  3 The Type of Loans to be [continued] [converted] are [Base Rate Loans] [Offshore Rate Loans] and the Type of Loans resulting from the proposed [conversion] [continuation] are [Base Rate Loans] [Offshore Rate Loans].

                  4 The duration of the requested Interest Period for each Offshore Rate Loan made as part of the proposed [conversion] [continuation] is _____ months (which shall be 1, 2, 3 or 6 months).

                                      Very truly yours,

                                      BRIGGS & STRATTON CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE



Bank of America, N.A., as Administrative
Agent for the Banks party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

         This certificate is furnished to you by Briggs & Stratton Corporation (the "Company"), pursuant to Section 7.02(b) of that certain Credit Agreement, dated as of September 28, 2001 among the Company, the financial institutions party thereto (the "Banks"), and Bank of America, N.A., as administrative agent for such Banks (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

         The Company hereby certifies to you that:

         (a) no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

         (b) the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.01(o), 8.02(f), 8.04(h), 8.04(i), 8.04(j), 8.05(f), (g) and (h)(y), 8.07(d), 8.11, and 8.13 of
the Credit Agreement, are true and correct as of _____________, _____(1) (the "Computation Date"); and

         (c) if the financial statements of the Company being concurrently delivered were not prepared in accordance with GAAP, Attachment 2 hereto sets forth any derivations required to conform the relevant data in such financial statements to the computations set forth below.


--------
(1) The last day of the accounting period for which financial statements are being concurrently delivered.

         The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this ____ day of _____________, ____.


                               BRIGGS & STRATTON CORPORATION


                               By:
                                  ---------------------------------------

                               Name:
                                    -------------------------------------

                               Its:                                     (2)
                                   -------------------------------------



--------
(2) To be executed by a Responsible Officer.

                                   SCHEDULE 1

                                  Computations



Section 8.01(o) - Liens

         (a)      Current amount of miscellaneous                                     $____________
                  obligations secured by Liens

         (b)      Maximum amount of miscellaneous                                     $20,000,000
                  obligations secured by Liens

         (c)      Clause (a) is less than clause (b) and                              yes ___ no ___
                  Section 8.01(o) is satisfied

Section 8.02(f) - Disposition of Assets

         (a)      Aggregate Dollar value of Dispositions of                           $____________
                  assets by the Company and its Subsidiaries during the
                  current fiscal year of the Company

         (b)      Maximum amount of Dispositions                                      $____________
                  permitted during the current fiscal year of
                  the Company (an amount equal to 5% of
                  the total consolidated assets to the Company
                  and its Subsidiaries, determined in accordance
                  with GAAP, as of the beginning of the current
                  fiscal year of the Company)

         (c)      Clause (a) is less than clause (b) and                              yes ___ no ___
                  Sections 8.02(f) is satisfied


Section 8.04(h), (i) and (j) - Loans and Investments

         (a)      Aggregate amount of Investments incurred by the                     $______________
                  Company and its Subsidiaries after September 28,
                  2001 in order to consummate an Acquisition of any
                  Person

         (b)      Maximum aggregate consideration permitted                           $75,000,000
                  (including assumed Indebtedness, but excluding stock
                  of the Company) to be paid by the Company and its
                  Subsidiaries for an Acquisition

         (c)      Clause (a) is less than clause (b) and                              yes____ no ____
                  Section 8.04(h) is satisfied

         (d)      Aggregate amount of Investments by the Company                      $______________
                  and its Subsidiaries in China

         (e)      Maximum permitted aggregate amount of Investments                   $30,000,000
                  in China

         (f)      Clause (d) is less than clause (e) and                              yes____ no ____
                  Section 8.04(i) is satisfied

         (g)      Other Investments made by the Company and its                       $______________
                  Subsidiaries during the current fiscal year

         (h)      Maximum amount of other Investments permitted                       $40,000,000
                  during the current fiscal year of the Company
                  (notwithstanding all Investments made by the
                  Company or any Domestic Subsidiary to any Foreign
                  Subsidiary after September 20, 2001 shall not exceed
                  $25,000,000 (excluding any Investment permitted by
                  Section 8.04(i))

         (i)      Clause (g) is less than clause (h) and                              yes____ no ____
                  Section 8.04(j) is satisfied

         (j)      Aggregate amount of Investments made by the                         $______________
                  Company or any Domestic Subsidiary in any Foreign
                  Subsidiary after September 20, 2001 (excluding
                  Investments permitted by Section 8.04(i))

         (k)      Limitation on Investments in Foreign Subsidiaries                   $25,000,000

         (l)      Clause (j) is less than clause (k)                                  yes____ no ____


Section 8.05(f), (g) and (h)(y) - Indebtedness

         (a)      Current aggregate amount of Securitization                          $______________
                  Obligations (Limitation $100,000,000)

         (b)      Current aggregate amount of Synthetic Lease                         yes____ no ____
                  Obligations (Limitation $25,000,000)

         (c)      Current aggregate amount of other indebtedness of                   $______________
                  Subsidiaries (Limitation $20,000,000)

         (d)      Limitations of Section 8.05(f), (g) and (h)(y) satisfied            yes____ no ____

Section 8.07(d) - Contingent Obligations

         (a)      Aggregate amount of other Contingent                                $______________
                  Obligations outstanding as of the date of
                  determination

         (b)      Maximum amount of Contingent                                        $20,000,000
                  Obligations permitted to be outstanding at
                  any time

         (c)      Clause (a) is less than clause (b) and                              yes____ no ____
                  Section 8.07(d) is satisfied

Section 8.11 - Dividends and Stock Repurchases

         (a)      Aggregate amount of cash dividends declared or paid                 $______________
                  in any fiscal year

         (b) Maximum permitted aggregate amount of cash dividends declared or paid in any fiscal year of the Company

                  (i)      Specified Amount                                           $35,000,000

                  (ii)     Increased number of shares due to "Share                   _______________
                           Increase Event"

                  (iii)    Total number of shares outstanding                         _______________
                           immediately prior to Share Increase Event


                  (iv)     (ii) divided by (iii)                                      _______________

                  (v)      (iv) multiplied by (i)                                     $______________

                  (vi)     Revised Specified Amount sum of (i) and (v)                $______________

         (c)      Clause (a) is less than clause (b)(vi) and Section 8.11             yes____ no ____
                  is satisfied

Section 8.13 - Financial Covenants

1.       Minimum Interest Coverage Ratio

         (a)      EBITDA for the four consecutive fiscal                              $______________
                  quarters ending on the date of
                  determination

         (b)      Consolidated Interest Expense for the four                          $______________
                  consecutive fiscal quarters ending on the
                  date of determination

         (c)      Ratio of (a) to (b)                                                 ____:1.0

         (d)      Minimum Interest Coverage Ratio at any time not to                  ____:1.0
                  exceed [INSERT (X) 2.75:1.0 IN EACH COMPLIANCE CERTIFICATE
                  EXECUTED BEFORE 6/30/02 AND (Y) 3.0:1.0 IN EACH COMPLIANCE
                  CERTIFICATE EXECUTED ON OR AFTER 6/30/02]

         (e)      Clause (c) is greater than clause (d) and                           yes____ no_____
                  Section 8.13(a) is satisfied

2.       Maximum Leverage Ratio

         (a)      Total Funded Debt as of the most recent fiscal
                  quarter end of the Company and its Subsidiaries                     $ _____________

         (b)      Cash in excess of $30,000,000                                       $ _____________

         (c)      (a) minus (b)                                                       $ _____________

         (d)      Consolidated Net Worth                                              $ _____________

         (e)      Sum of (c) and (d)                                                  $ _____________

         (f)      Ratio of (c) to (e) (expressed as a percentage)                     ______%

         (g)      Maximum Leverage Ratio at any time not to exceed                    _______%
                  [INSERT RATIOS (EXPRESSED AS PERCENTAGES) IN EACH
                  COMPLIANCE CERTIFICATE IN ACCORDANCE WITH SECTION
                  8.13(B)]

         (h)      (Clause (f) is less than (g) and Section 8.13(b) is                 yes ___ no ____
                  satisfied

  3.     Minimum Net Worth

         (a)      Consolidated Net Worth                                              $______________

         (b)
                  (i)      50% of Consolidated Net Income for fiscal                  $______________
                           years ending after the Closing Date (no
                           deduction for a net loss in any fiscal year)

                  (ii)     proceeds from any Equity Issuance after the                $______________
                           Closing Date

                  (iii)    sum of (a), (b)(i) and (b)(ii)                             $______________

         (c)      Clause (a) is greater than clause (b)(iii) and Section              yes ___ no ____
                  8.13(c) is satisfied

4. Maximum Total Funded Debt Ratio (Tested annually at fiscal year end)

         (a)      Total Funded Debt as of the most recent fiscal                      $______________
                  year end of the Company and its Subsidiaries

         (b)      EBITDA for such year                                                $______________

         (c)      Ratio of (a) to (b)                                                 ____:1.0

         (d)      Maximum Total Funded Debt Ratio not to exceed                       ____:1.0
                  [INSERT (X) 3.25 IN COMPLIANCE CERTIFICATE EXECUTED FOR THE
                  FISCAL YEAR ENDING 6/30/02, (Y) 3.00 IN COMPLIANCE CERTIFICATE
                  EXECUTED FOR THE FISCAL YEAR ENDING 6/29/03 AND (Z) 2.75 IN
                  COMPLIANCE CERTIFICATE EXECUTED FOR THE FISCAL YEAR ENDING
                  6/27/04]

         (e)      Clause (c) is less than clause (d) and Section 8.13(d)              yes ___ no ____
                  is satisfied

5.      Maximum Capital Expenditures

         (a)      Capital Expenditures                                                $______________

         (b)      Maximum Capital Expenditures [INSERT AMOUNTS IN                     $______________
                  EACH COMPLIANCE CERTIFICATE IN ACCORDANCE WITH
                  SECTION 8.13(E)]

         (c)      Clause (a) is less  than clause (b) and Section 8.13(e)             yes ___ no ____
                  is satisfied


                                  ATTACHMENT 1


                DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

                                  ATTACHMENT 2


                DERIVATIONS REQUIRED TO CONFORM RELEVANT DATA IF
          FINANCIAL STATEMENTS WERE NOT PREPARED IN ACCORDANCE WITH SAP

                                   EXHIBIT D-1

                   [Letterhead of Outside Counsel to Company]

                                     [Date]



Bank of America, N.A., as Administrative Agent

and

Each of the Financial Institutions
identified on Schedule I hereto


                  Re: Credit Agreement (the "Agreement"), dated as of September 28, 2001 (the "Credit Agreement"), among Briggs & Stratton Corporation (the "Company"), the financial institutions party thereto (the "Banks") and Bank of America, N.A., as administrative agent for the Banks (the "Administrative Agent")

Ladies and Gentlemen:

         This legal opinion is being delivered to the addressees hereof pursuant to Section 5.01(d)(ii) of the Credit Agreement. Capitalized terms used but not otherwise defined herein are used herein as defined in the Credit Agreements.

         We have acted as special counsel to the Company and the Guarantors (as defined below) in connection with the Credit Agreement. In that capacity we have reviewed the agreements listed below:

         (a)      the Credit Agreement;

         (b) the Notes dated the date hereof by the Company in favor of each of the Banks pursuant to the Credit Agreement (the "Notes");

         (c) the Guaranty dated as of the date hereof issued by Generac Portable Products, Inc., GPPD, Inc., GPPW, Inc. and Generac Portable Products, LLC (collectively, the "Guarantors") in favor of the Administrative Agent and the Banks; and

                                      D-1-1

         (d) the other documents and instruments (the "Other Documents") executed and delivered as of the date hereof by the Company in connection with the transactions contemplated by the Credit Agreements.

The Credit Agreement, the Notes, the Guaranty and the Other Documents are hereinafter referred to collectively as the "Transaction Agreements".

         In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company and the Guarantors (collectively the "Loan Parties") and (iii) other documents and records as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, such certificates, documents and records supplied to us by the Loan Parties with respect to the factual matters set forth therein, and we have assumed the genuineness of all signatures (other than signatures of officers of the Loan Parties) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         In rendering the opinions set forth herein, we have assumed that:

                  (i) all the parties to the Transaction Agreements, other than the Loan Parties, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into such Transaction Agreements; and

                  (ii) the execution and delivery of the Transaction Agreements have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Loan Parties; the Transaction Agreements have been duly executed and delivered by all parties thereto other than the Loan Parties and constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of each of the Transaction Agreements do not, and the execution, delivery and performance thereof by each of the parties thereto other than the Loan Parties will not, violate or conflict with the certificate of incorporation or bylaws of any such party, any contract or indenture to which it is a party or by which it is created or bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

         In rendering the opinions set forth in paragraphs 1, 2, 4 and 5, we have relied upon the opinion of even date herewith of Patty Hanz, Esq., Associate General Counsel for the Loan Parties, a copy of which is attached as Exhibit B.

         Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, we are of the opinion that:

                                     D-1-2

                  1. Each Loan (a) is duly organized, validly existing and in good standing under the laws of (i) in the case of the Company and GPPW, Inc., the State of Wisconsin, and (ii) in the case of Generac Portable Products, Inc., GPPD, Inc. and Generac Portable Products, LLC, the State of Delaware to which it is a party (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Transaction Agreements to which it is a party, (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(d) is in compliance in all material respects with all Requirements of Law.

                  2. The execution, delivery and performance by each Loan Party of each Transaction Agreement to which it is a party have been duly authorized by all necessary corporate or limited liability company action of such Loan Party, and the consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to the Company or any of its Subsidiaries (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) contravene the terms of any Loan Party's Organization Documents, or (c) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any of its Subsidiaries or its property is subject.

                  3. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

                  4. No material approval, consent, exemption, authorization or other action by, or material notice to, license, or material filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Transaction Agreement to which it is a party.

                  5. To the best of our knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company or any of its Subsidiaries that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Schedule 6.05 to the Credit Agreement. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has, to the best of our knowledge, any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 6.11(a) of the Credit Agreement.

                                      D-1-3

                  6. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         Our opinions above are subject to the following qualifications:

                  (a) Our opinions relating to validity, binding effect and enforceability in paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally. In addition, our opinions relating to enforceability in paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts.

                  (b) We express no opinion as to the effect of the compliance or noncompliance by the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

         This opinion letter is limited to the laws of the State of Illinois, the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America.

         This opinion letter may be relied on by any party that becomes a Participant, Assignee, Bank or Administrative Agent under the Credit Agreement after the date hereof pursuant to the Credit Agreement.

                                    Very truly yours,





                                      D-1-4

                                   SCHEDULE 1

                             Financial Institutions

Bank of America, N.A.

M&I Marshall Ilsley Bank

Firstar Bank, N.A.

Bank One, NA

                                   EXHIBIT D-2


                        [Letterhead of Patty Hanz, Esq.]

                                     [Date]

Bank of America, N.A., as Administrative Agent

and

Each of the Financial Institutions
identified on Schedule I hereto

and

Mayer, Brown & Platt

                  Re: Credit Agreement (the "Agreement"), dated as of September 28, 2001 (the "Credit Agreement"), among Briggs & Stratton Corporation (the "Company"), the financial institutions party thereto (the "Banks") and Bank of America, N.A., as administrative agent for the Banks (the "Administrative Agent")

Ladies and Gentlemen:

                  This legal opinion is being delivered to the addressees hereof pursuant to Section 5.01(d)(ii) of the Credit Agreement. Capitalized terms used but not otherwise defined herein are used herein as defined in the Credit Agreements.

                  I am the Associate General Counsel for the Company and the Guarantors (as defined below) and have reviewed the agreements listed below:

                  (a)      the Credit Agreement;

                  (b) the Notes dated the date hereof by the Company in favor of each of the Banks pursuant to the Credit Agreement (the "Notes");

                  (c) the Guaranty dated as of the date hereof issued by Generac Portable Products, Inc., GPPD, Inc., GPPW, Inc. and Generac Portable Products, LLP (collectively, the "Guarantors") in favor of the Administrative Agent and the Banks; and




                                      D-2-1

                  (d) the other documents and instruments (the "Other Documents") executed and delivered as of the date hereof by the Company in connection with the transactions contemplated by the Credit Agreements.

The Credit Agreement, the Notes, the Guaranty and the Other Documents are hereinafter referred to collectively as the "Transaction Agreements".

                  In rendering the opinions set forth herein, I have also examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials and (ii) other documents and records as I have deemed relevant or necessary as the basis for such opinions. I have assumed the genuineness of all signatures (other than signatures of officers of the Company and the Guarantors (collectively, the "Loan Parties")) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

                  In rendering the opinions set forth herein, I have assumed that:

                           (i) all the parties to the Transaction Agreements, other than the Loan Parties, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into such Transaction Agreements; and

                           (ii) the execution and delivery of the Transaction Agreements have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Loan Parties; the Transaction Agreements have been duly executed and delivered by all parties thereto other than the Loan Parties and constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms; the respective terms and provisions of each of the Transaction Agreements do not, and the execution, delivery and performance thereof by each of the parties thereto other than the Loan Parties will not, violate or conflict with the certificate of incorporation or bylaws of any such party, any contract or indenture to which it is a party or by which it is created or bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

                  Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, I am of the opinion that:

                  1. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws (i) in the case of the Company and GPPW, Inc. of the State of Wisconsin, and (ii) in the case of Generac Portable Products, Inc., GPPD, Inc. and Generac Portable Products, LLC, the State of Delaware to which it is a party (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Transaction



                                      D-2-2

Agreements to which it is a party, (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(d) is in compliance in all material respects with all Requirements of Law.

                  2. The execution, delivery and performance by each Loan Party of each Transaction Agreement to which it is a party have been duly authorized by all necessary corporate or limited liability company action of such Loan Party, and the consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to the Company or any of its Subsidiaries (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) contravene the terms of any Loan Party's Organization Documents, or (c) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any of its Subsidiaries or its property is subject.

                  3. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

                  4. No material approval, consent, exemption, authorization or other action by, or material notice to, license, or material filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Transaction Agreement to which it is a party.

                  5. To the best of my knowledge, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental or regulatory proceedings are pending or threatened against the Company or any of its Subsidiaries that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, except as set forth in Schedule 6.05 to the Credit Agreement. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has, to the best of my knowledge, any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 6.11(a) of the Credit Agreement.

                  6. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                  7. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public



                                      D-2-3
utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  My opinions above are subject to the following qualifications:

                           (a) My opinions relating to validity, binding effect
                  and enforceability in paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights generally. In addition, my opinions relating to enforceability in paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts.

                           (b) I express no opinion as to the effect of the
                  compliance or noncompliance by the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status or the nature of the business of the Administrative Agent or any of the Banks.

                  This opinion letter is limited to the laws of the State of Wisconsin, the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America.

                  This opinion letter may be relied on by any party that becomes a Participant, Assignee, Bank or Administrative Agent under the Credit Agreement after the date hereof pursuant to the Credit Agreement.

                                     Very truly yours,





                                      D-2-4

                                    EXHIBIT E


                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                  This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________,______ is made between __________ (the "Assignor") and (the "Assignee").

                                    RECITALS

                  WHEREAS, the Assignor is party to that certain Credit Agreement, dated as of September 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Briggs & Stratton Corporation (the "Company"), the financial institutions party thereto (including the Assignor, the "Banks"), and Bank of America, N.A., as administrative agent for the Banks (the "Administrative Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                  WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Loans") to the Company in an aggregate amount not to exceed $____________ (the "Commitment");

                  WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment (and related L/C Obligations, if any), [together with a corresponding portion of each of its outstanding Loans] in an amount equal to $_____ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "Assignee's Percentage Share") of (A) the Commitment (and related L/C Obligations, if any) [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

[IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, LOANS ASSIGNED.]

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement (including without limitation under Article III thereof), including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Section 11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $_______.

         2.       Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $______, representing the Assignee's Pro Rata Share of the principal amount of all Loans.

                  (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement.

         3.       Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] and Letters of Credit shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       Effective Date; Notices.

         (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be , 200 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                  (ii) the consent of the Company and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                  (iv) the Assignee shall have complied with Section 10.10 of the Credit Agreement (if applicable);

                  (v) the processing fee referred to in Section 2(b) hereof and in Section 11.08(a) of the Credit Agreement shall have been paid to the Administrative Agent ; and

                  (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

         (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6.       Administrative Agent.

                  (a) The Assignee hereby appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

                  [(b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT]

         7.       Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Administrative Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Company prior to the time that the Administrative Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8BEN or W-8ECI upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       Representations and Warranties.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF ILLINOIS. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Illinois over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   Address:





                                   [ASSIGNEE]

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   Address:

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                         [Date]

Bank of America, N.A., as Administrative Agent
for the Banks party to the Credit
Agreement referred to below
231 South LaSalle Street
Chicago, Illinois  60697
Attn:________________

Bank of America Illinois,
  as Issuing Bank
231 South LaSalle Street
Chicago, Illinois  60697
Attn:________________

Briggs & Stratton Corporation
12301 W. Wirth Street
Wauwatosa, Wisconsin  53222
Attn:________________

Ladies and Gentlemen:

         We refer to the Credit Agreement, dated as of September 28, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Briggs & Stratton Corporation (the "Company"), the financial institutions party thereto (the "Banks"), and Bank of America, N.A., as administrative agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1     We hereby give you notice of, and request your consent to, the assignment by ___________ (the "Assignor") to _____________ (the "Assignee") of __% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments (and related L/C Obligations, if any) of the Assignor [and all outstanding Loans made by the Assignor] pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $_________ and the aggregate amount of its outstanding Loans is $_________.

         2     The Assignee agrees that, upon receiving the consent of the
Administrative Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3     The following administrative details apply to the Assignee:

               (A)      Notice Address:
                        Assignee name:
                        Address:



                        Attention:
                        Telephone:  (___)
                        Fax No.:  (___)
                        Telex (Answer back):


               (B)      Payment Instructions:

                        Account No.:
                              At:

               Reference:
               Attention:

         4     You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                   Very truly yours,

                                   [NAME OF ASSIGNOR]

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------

                                   [NAME OF ASSIGNEE]

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


BRIGGS & STRATTON CORPORATION       BANK OF AMERICA, N.A.,
                                      as Administrative Agent and Issuing Bank

By:                                 By:
   --------------------------          ----------------------------------------
Name:                               Name:
     ------------------------            --------------------------------------
Title:                              Title:
      -----------------------             -------------------------------------

                                    EXHIBIT F

                                  FORM OF NOTE

                                                               Chicago, Illinois
                                                               _________,_______

$_________


         FOR VALUE RECEIVED, BRIGGS & STRATTON CORPORATION, a Wisconsin corporation (the "Company"), on the Maturity Date, hereby promises to pay to the order of _________ (the "Bank"), for the account of its applicable Lending Office provided for in the Credit Agreement referred to below, the principal sum of _____ Million Dollars ($______) (or such lesser amount equal to the aggregate unpaid principal amount of Loans made by the Bank to the Company under the Credit Agreement) and to pay interest on the unpaid principal amount of each such Loan at the rates per annum and on the dates for payment of interest provided in the Credit Agreement. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to Bank of America, N.A. ("Bank of America"), as Administrative Agent, at 231 South LaSalle Street, Chicago, Illinois 60697.

         The date, amount, interest rate and duration of each Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This Note is one of the Notes referred to in the Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among the Company, the Bank, the other financial institutions party thereto, and Bank of America, as Administrative Agent, and evidences Loans made by the Bank thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 11.08 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


                                  BRIGGS & STRATTON CORPORATION


                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------

                                SCHEDULE OF LOANS

         This Note evidences Loans made, continued or converted under the within described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:


                                                                                  Amount
                  Principal                                                        Paid,
   Date Made,       Amount/                                                       Prepaid,
   Continued      Applicable                                     Duration of     Continued         Unpaid
      or         Currency of       Type of                        Interest           or          Principal        Notation
   Converted         Loan            Loan       Interest Rate      Period        Converted         Amount         Made by
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

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

                                    EXHIBIT G

                                FORM OF GUARANTY

         THIS GUARANTY (this "Guaranty") dated as of September 28, 2001 is executed in favor of BANK OF AMERICA, N.A. ("Bank of America"), individually and as Administrative Agent (as defined below), and the Lender Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Briggs & Stratton Corporation (the "Company"), various financial institutions (the "Banks") and Bank of America, as administrative agent for the Banks (in such capacity, the "Administrative Agent"), have entered into a Credit Agreement dated as of September 28, 2001 (as amended, restated or otherwise modified from time to time, the "Credit Agreement;" capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

         WHEREAS, each of the undersigned will benefit from the making of loans and the issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereto agrees as follows:

         Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, (a) of all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement or any other Loan Document, as the same may be amended, modified, extended or renewed from time to time, (b) all obligations of the Company to any Lender Party in connection with any Hedging Agreement and (c) all costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this Guaranty or any other applicable Loan Document against such undersigned (all such obligations being herein collectively called the "Liabilities"); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without rendering this Guaranty void or voidable with respect to such undersigned under any applicable fraudulent conveyance or fraudulent transfer law. For purposes of this Agreement, "Lender Party" means each Bank and any affiliate of a Bank which is a party to a Hedging Agreement with the Company.

         Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Section 9.01(f) or (g) of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

         To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender Party shall, effective on and after the Trigger Date, have a lien on and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by such undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent or the Banks may elect, in accordance with the Credit Agreement, if then in effect) any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender Party and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Lender Party or any agent or bailee for the Administrative Agent or such Lender Party.

         This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full.

         The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.

         The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

         Any amounts received by the Administrative Agent or any Lender Party from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities in accordance with the Credit Agreement; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Administrative Agent or any Lender Party until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Administrative Agent and the Lender Party shall have received payment of the full amount of all Liabilities.

         The undersigned hereby expressly waive: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

         The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.

         The Administrative Agent and any Lender Party may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.

         No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Banks or, if required pursuant to Section 11.01 of the Credit Agreement, all Banks). No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document or any Hedging Agreement with any Lender Party, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

         Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for application as set forth in the Credit Agreement or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

         This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

         This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Administrative Agent a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

         This Guaranty may be secured by one or more security agreements, pledge agreements, mortgages, deeds of trust or other similar documents.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN AN ILLINOIS STATE COURT SITTING IN CHICAGO OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME IN SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                               [NAME OF GUARANTORS]

                               By:
                                  ---------------------------------------------
                               Name Printed:
                                            -----------------------------------
                               Title:
                                     ------------------------------------------

                                           Signature page for the Guaranty dated
                                           as of September 28, 2001 issued by
                                           various subsidiaries of Briggs &
                                           Stratton Corporation (the "Company")
                                           in favor of Bank of America, N.A., as
                                           Administrative Agent, under the
                                           Credit Agreement dated as of
                                           September 28, 2001 with the Company
                                           and various other parties, and the
                                           Lender Parties referred to in such
                                           Guaranty.

                                           The undersigned is executing a
                                           counterpart hereof for purposes of
                                           becoming a party hereto:


                                           [NAME OF SUBSIDIARY]

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                  -----------------------------

                                   SCHEDULE I
                                   TO GUARANTY

                                    ADDRESSES

                                    EXHIBIT H

                           FORM OF SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement") dated as of September 28, 2001 is among Briggs & Stratton Corporation (the "Company"), each subsidiary of the Company listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and Bank of America, N.A. ("Bank of America"), as Collateral Agent (as defined below) for the Secured Parties (as defined in the Collateral Sharing Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Collateral Sharing Agreement dated as of September 28, 2001 (as amended, restated or otherwise modified from time to time, the "Collateral Sharing Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Collateral Sharing Agreement), Bank of America has agreed to act as collateral agent (in such capacity, together with any successor in such capacity, the "Collateral Agent") on behalf of certain creditors of the Debtors; and

         WHEREAS, each of the Debtors has agreed that upon the occurrence of the Trigger Date, it will grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in certain of its assets as more fully described below;

         NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixture, Goods, Instrument, Inventory, Investment Property, Security, Security Entitlement, Securities Account and Uncertificated Security shall have the respective meanings assigned to such terms in the UCC (as defined below) and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Agreement - see the preamble.

         Assignee Deposit Account - see Section 4.

         Bank of America - see the preamble.

         Business Day means any day on which Bank of America is open for commercial banking business in New York City, Chicago and Charlotte.

         Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         Collateral Agent - see the recitals.

         Collateral Sharing Agreement - see the recitals.

         Company - see the preamble.

         Computer Hardware and Software means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for the hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

         Costs and Expenses means, when used with reference to any Debtor, all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with (i) such Debtor's execution, delivery and performance of this Agreement, (ii) protecting, preserving or maintaining any Collateral of such Debtor, (iii) collecting the Liabilities of such Debtor and (iv) enforcing any rights of the Collateral Agent hereunder in respect of such Debtor's Collateral.

         Debtor - see the preamble.

         Default means any Event of Default under and as defined in the Credit Agreement.

         General Intangibles means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the UCC and, in any event, includes (without limitation) all of such

Debtor's licenses, franchises, tax refund claims, guarantee claims, security interests and rights to indemnification, and all of such Debtor's interests in any partnership, limited liability company or similar entity.

         Intellectual Property means all past, present and future: trade secrets and other proprietary information; customer lists; trademarks, service marks, business names, trade names; designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; mask works; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights in and to all of the foregoing.

         Liabilities means, as to each Debtor, (i) in the case of the Company, all Secured Obligations; and (ii) in the case of any other Debtor, all obligations of such Debtor under any guaranty of any Secured Obligations; and
(iii) in each case, all Costs and Expenses payable by such Debtor; provided that no Debtor shall have any obligation hereunder in excess of the maximum amount of the Liabilities which such Debtor may incur without rendering this Agreement void or voidable with respect to such Debtor under any fraudulent conveyance or fraudulent transfer law.

         Non-Tangible Collateral means, with respect to any Debtor, collectively, such Debtor's Accounts and General Intangibles.

         Permitted Liens - see Section 3.

         Secured Obligations means, collectively, (i) the Credit Agreement Obligations, (ii) the Senior Note Obligations, and (iii) all sums payable by the Company and the Debtors under this Agreement, any other Collateral Document or the Collateral Sharing Agreement (including Collateral Agent Fees).

         UCC means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

         2. Grant of Security Interest. As security for the payment of all of its Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, the following, whether now or hereafter existing or acquired:

         All of such Debtor's:

         (i)      Accounts;

         (ii)     Chattel Paper;

         (iii) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

         (iv)     Deposit Accounts;

         (v)      Documents;

         (vi)     General Intangibles;

         (vii) Goods (including, without limitation, all of its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

         (viii)   Instruments;

         (ix)     Intellectual Property;

         (x) Investment Property (including Commodity Accounts, Commodity Contracts, Securities (whether Certificated Securities or Uncertificated Securities), Security Entitlements and Securities Accounts);

         (xi)     money (of every jurisdiction whatsoever); and

         (xii) to the extent not included in the foregoing, other personal property of any kind or description;

         together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, all claims and/or insurance proceeds arising out of the loss, nonconformity or any interference with the use of, or any defects or infringements of rights in, or damage to, any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from, and all distributions on and rights arising out of, any of the foregoing.

         3. Warranties. Each Debtor warrants, as to itself and its own Collateral, that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by each of the Secured Instruments ("Permitted Liens"), with full power and authority to execute and deliver this Agreement, to perform such Debtor's obligations hereunder and to subject the Collateral to the security interest hereunder; (iii) all information with respect to the Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Secured Party and all other written information heretofore or hereafter furnished by such Debtor to the Collateral Agent or any other Secured Party in connection with any Secured Instrument will be true and correct in all material respects as of the date furnished; (iv) such Debtor's true legal name as registered in the jurisdiction in which such Debtor is organized or incorporated, jurisdiction of organization or incorporation, federal employer identification number, organizational identification number, if any, as designated by the state of its organization or incorporation, chief executive office and principal place of business are as set forth on Schedule I (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after September 30, 2000); (v) except as disclosed on Schedule II, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vi) except as disclosed on Schedule II, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (vii) Schedule III contains a complete listing of all of such Debtor's Intellectual Property which has been registered under any registration statute; (viii) such Debtor is duly organized, validly existing and in good standing, as applicable, under the laws of the state of its organization; (ix) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's powers, have been duly authorized by all necessary corporate, partnership or other organizational action, as applicable, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter, partnership agreement, by-laws or other organizational documents of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; and (x) this Agreement is a legal, valid, binding and enforceable obligation of such Debtor, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4. Collections, etc. Until such time during the existence of a Default as the Collateral Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Secured Instruments), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Collateral Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Collateral Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

         Upon request by the Collateral Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such items which may be so received by any Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent for the benefit of the Secured Parties until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

         During the existence of a Default, all items or amounts which are delivered by any Debtor to the Collateral Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "Assignee Deposit Account") of such Debtor with the Collateral Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee

Deposit Account; provided that, unless the Required Banks (as defined in the Credit Agreement) otherwise direct, the Collateral Agent shall, from time to time, release funds from the applicable Assignee Deposit Account upon the written request of the applicable Debtor; provided, further, that upon the request of the Required Banks at any time that any Liabilities of any Debtor are due and payable, the Collateral Agent shall apply the then balance, representing collected funds, in such Debtor's Assignee Deposit Account toward payment of the Liabilities of such Debtor at the times and in the order of application set forth in the Collateral Sharing Agreement.

         During the existence of a Default, the Collateral Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

         No Debtor shall maintain any Deposit Account or deposit any item or amount in any Deposit Account at any time after the 60th day following the Trigger Date, except (i) Deposit Accounts maintained with the Collateral Agent and (ii) Deposit Accounts as to which such Debtor, the Collateral Agent and the depository bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Debtor.

         5. Certificates, Schedules and Reports. Each Debtor will from time to time deliver to the Collateral Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Collateral Agent may reasonably request.

         6. Agreements of the Debtors. Each Debtor (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Collateral Agent) and do such other acts and things, all as may be necessary or the Collateral Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities (and each Debtor hereby authorizes the Collateral Agent to file any financing statement without its signature, to the extent permitted by applicable law, and/or to file a copy of this Agreement as a financing statement in any jurisdiction); (b) will not change its state of organization or incorporation or its name, identity or corporate structure such that any financing statement filed to perfect the Collateral Agent's interests under this Agreement would become seriously misleading, unless such Debtor shall have given the Collateral Agent not less than 30 days' prior notice of such change (provided that this Section 5(c) shall not be deemed to authorize any change or transaction prohibited under any Secured Instrument); (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Collateral Agent or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish the Collateral Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Collateral Agent may from time to time reasonably request; (e) will permit the Collateral Agent or any Person designated by the Collateral Agent from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default), to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors and will, upon request of the Collateral Agent during the existence of a Default, deliver to the Collateral Agent all of such records and papers; (f) will, upon request of the Collateral Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral a notation, in form satisfactory to the Collateral Agent, of the security interest of the Collateral Agent hereunder; (g) will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear (it being understood that (A) so long as no Default exists, the Collateral Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default exists, the Collateral Agent shall apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, which are then due, in the order of application set forth in the Collateral Sharing Agreement) and such policies or certificates thereof shall, if the Collateral Agent shall so request, be deposited with or furnished to the Collateral Agent; and (h) will, upon request of the Collateral Agent, (A) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Collateral Agent in the Equipment covered thereby and (B) deliver all such certificates to the Collateral Agent or its designees.

         Whenever a Default exists, the Collateral Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Collateral Agent do any and all lawful acts and execute any and all proper documents required by the Collateral Agent in aid of such enforcement. Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability regarding any of the Collateral by reason of, or arising out of, this Agreement.

         7. Default. (a) Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under applicable law.

         (b) Each Debtor agrees, at the request of the Collateral Agent whenever a Default exists, to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Collateral Agent.

         (c) Each Debtor hereby agrees and acknowledges that (i) with respect to Collateral that is: (A) perishable or threatens to decline speedily in value or
(B) is of a type customarily sold on a recognized market, no notice of disposition need be given; and (ii) with respect to Collateral not described in clause (i) above, notification sent after default and at least ten days before any proposed disposition provides notice with a reasonable time before disposition.

         (d) Each Debtor hereby agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Computer Hardware and Software or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral. Each Debtor further agrees and acknowledges that a disposition (i) made in the usual manner on any recognized market, (ii) at the price current in any recognized market at the time of disposition or (iii) in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition shall, in each case, be deemed commercially reasonable.

         (e) Any cash proceeds of any disposition by the Collateral Agent of any of the Collateral shall be applied by the Collateral Agent to payment of Costs and Expenses, and thereafter in the order of application set forth in the Collateral Sharing Agreement. The Collateral Agent need not apply or pay over for application noncash proceeds of collection and enforcement unless (i) the failure to do so would be commercially unreasonable and (ii) the applicable Debtor has provided the Collateral Agent with a written demand to apply or pay over such noncash proceeds on such basis.

         8. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         All notices and requests hereunder shall be in writing (including facsimile transmission and e-mail) and shall be sent (i) if to the Collateral Agent, to its address underneath its signature hereto or such other address as it may, by written notice to the Company, have designated as its address for such purpose and (ii) if to any Debtor, to its address shown on Schedule I hereto or to such other address as such Debtor may, by written notice to the Collateral Agent, have designated as its address for such purpose. Notices sent by facsimile transmission and e-mail shall be deemed to have been given when sent (receipt confirmed); notices sent by U.S. mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received (or when delivery is refused).

         No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         Unless released in writing by the Collateral Agent, this Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments to create Liabilities have terminated. If at any time all or any part of any payment theretofore applied by the Collateral Agent or any other Secured Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or any other Secured Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such other Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such other Secured Party had not been made.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code or other applicable personal property security laws of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE

UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF EACH DEBTOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER SECURED INSTRUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9. Effectiveness. Except to the extent otherwise agreed in writing by the parties hereto, this Agreement shall not become effective unless and until the Trigger Date occurs (at which time this Agreement shall immediately and automatically become effective without any further action by any party hereto).

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                     BRIGGS & STRATTON CORPORATION


                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                     [NAME OF SUBSIDIARIES]


                                     By:
                                        ---------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------

                                     BANK OF AMERICA, N.A., as Collateral Agent


                                     By:
                                        ---------------------------------------
                                     Name Printed:
                                                  -----------------------------
                                     Title:
                                           ------------------------------------

                                           Signature page for the Security
                                           Agreement dated as of September 28,
                                           2001 issued by Briggs & Stratton (the
                                           "Company") and various subsidiaries
                                           of the Company in favor of Bank of
                                           America, N.A. , as Collateral Agent.

                                           The undersigned is executing a
                                           counterpart hereof for purposes of
                                           becoming a party hereto (and attached
                                           to this signature page are
                                           supplements to the schedules to the
                                           Security Agreement setting forth all
                                           relevant information with respect to
                                           the undersigned).


                                           [NAME OF SUBSIDIARY]

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                   SCHEDULE I
                              TO SECURITY AGREEMENT

                           ORGANIZATIONAL INFORMATION


Debtor's federal employment identification number:

Debtor's state employment identification number:

Debtor's state of incorporation/organization:

Debtor's true and correct name as registered in its state of incorporation/organization:

Debtor's chief executive office:

Debtor's principal place of business:

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                                   TRADE NAMES

                                  SCHEDULE III
                              TO SECURITY AGREEMENT

                          LIST OF INTELLECTUAL PROPERTY

                                    EXHIBIT I

                            FORM OF PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement") dated as of September 28, 2001 is among Briggs & Stratton Corporation, a Wisconsin corporation (the "Company"), each subsidiary of the Company which from time to time becomes a party hereto (collectively, together with the Company, the "Pledgors" and each individually an "Pledgor") and Bank of America, N.A., as Collateral Agent (as defined below) for the Secured Parties (as defined in the Collateral Sharing Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Collateral Sharing Agreement dated as of September 28, 2001 (as amended, restated or otherwise modified from time to time, the "Collateral Sharing Agreement"; capitalized terms used but not defined herein have the respective meanings given thereto in the Collateral Sharing Agreement), Bank of America, N.A. has agreed to act as collateral agent (in such capacity, together with any successor in such capacity, the "Collateral Agent") on behalf of certain creditors of the Company and various subsidiaries thereof; and

         WHEREAS, each of the Pledgors has agreed that upon the occurrence of the Trigger Date, it will grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in certain of its assets as more fully described below;

         NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

         Agreement - see the preamble.

         Collateral - see Section 2.

         Collateral Agent - see the recitals.

         Collateral Sharing Agreement - see the recitals.

         Company - see the preamble.

         Costs and Expenses means, when used with reference to any Pledgor, all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with (i) such Pledgor's execution, delivery and performance of this Agreement, (ii) protecting, preserving or maintaining any Collateral of such Pledgor, (iii) collecting the Liabilities of such Pledgor and (iv) enforcing any rights of the Collateral Agent hereunder in respect of such Pledgor's Collateral.

         Default means any Event of Default under and as defined in the Credit Agreement.

         Issuer means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

         Liabilities means, as to each Pledgor, (i) all Secured Obligations of such Pledgor and (ii) all Costs and Expenses payable by such Pledgor; provided that no Pledgor shall have any obligation hereunder in excess of the maximum amount of the Liabilities which such Pledgor may incur without rendering its obligations hereunder void or voidable under any fraudulent conveyance or fraudulent transfer law.

         Pledgors - see the preamble.

         2. Pledge. As security for the payment of all of its Liabilities, each Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, all of the following:

                  A. All of the shares of stock and other securities set forth under such Pledgor's name on Schedule I hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

                  B. All additional shares of stock of any of the Issuers listed in Schedule I hereto at any time and from time to time acquired by such Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  C. All other property hereafter delivered to the Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  D. All products and proceeds of all of the foregoing.

For purposes of this Agreement, all of the foregoing are herein collectively called the "Collateral".

         Each Pledgor agrees to deliver to the Collateral Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends which such Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of such Pledgor; and prior to the delivery thereof to the Collateral Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Collateral Agent for the benefit of the Secured Parties.

         The security interests granted hereby are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation of any Pledgor with respect to the Collateral or any transaction in connection therewith.

         3. Warranties; Further Assurances. Each Pledgor warrants to the Collateral Agent for the benefit of each Secured Party that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Pledgor's Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of the Collateral pursuant to this Agreement, together with stock or bond powers executed in blank, will create a valid perfected security interest in the Collateral in favor of the Collateral Agent, subject to no prior lien or encumbrance; (c) all shares of stock referred to in Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable, and none of such shares is subject to any option to purchase or similar right of any Person;
(d) as to each Issuer whose name appears in Schedule I hereto, such Pledgor's Collateral represents on the date hereof not less than the applicable percent (as shown in Schedule I hereto) of the total shares of capital stock issued and outstanding of such Issuer; (e) the information contained in Schedule I hereto with respect to such Pledgor is true and accurate in all respects; (f) such Pledgor has not performed any act which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or would limit the Collateral Agent in any such enforcement; and (g) such Pledgor is not a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of such Pledgor's Collateral.

         So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Secured Party with respect to the creation of any Liabilities, (i) no Pledgor shall, except as permitted by each of the Secured Instruments or with the express prior written consent of the Collateral Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral; (ii) no Pledgor shall perform any act which would prevent the Collateral Agent from enforcing any of the terms and conditions of this Agreement or would limit the Collateral Agent in any such enforcement; (iii) no Pledgor shall become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto; (iv) each Pledgor shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording the same in all public offices reasonably deemed necessary or appropriate by the Collateral Agent) and do such other acts and things, all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than the security interest hereunder and liens and claims permitted by each of the Secured Instruments) to secure the performance and payment of such Pledgor's Liabilities; (v) each Pledgor shall execute and deliver to the Collateral Agent such stock powers and similar documents relating to such Pledgor's Collateral, satisfactory in form and substance to the Collateral Agent, as are necessary to perfect the Collateral Agent's interest in the Collateral or as the Collateral Agent may reasonably request; (vi) each Pledgor shall furnish the Collateral Agent such information concerning such Pledgor's Collateral as the Collateral Agent, may from time to time reasonably request, and will permit the Collateral Agent or any Person designated by the Collateral Agent from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records in the possession of such Pledgor which pertain to such Pledgor's Collateral; and (vii) each Pledgor shall (subject to the proviso to the definition of Liabilities) reimburse the Collateral Agent promptly upon demand for all Costs and Expenses.

         4. Holding in Name of Collateral Agent, etc. The Collateral Agent may from time to time during the existence of a Default, without notice to any Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Collateral Agent or any nominee or sub-agent for the Collateral Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub- agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the applicable Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

         5. Voting Rights, Dividends, etc. (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Collateral Agent has not given the notice referred to in paragraph (b) below:

                  A. The Pledgors shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by any Pledgor of stock purchase or subscription rights may be made only from funds of such Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof.

                  B. The Pledgors shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral which are paid in cash by any Issuer if such dividends are permitted by the Secured Instruments, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Pledgor, shall be forthwith delivered to the Collateral Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

                  C. The Collateral Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends which it is authorized to retain pursuant to clause (B) above.

         (b) Upon notice from the Collateral Agent when a Default exists and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Collateral Agent which shall have, so long as a Default exists, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Collateral Agent pursuant to this paragraph (b) shall be retained by the Collateral Agent as additional Collateral hereunder and applied in accordance with the provisions hereof and the Collateral Sharing Agreement.

         6. Remedies. Whenever a Default exists, the Collateral Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, when a Default exists, the Collateral Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgors therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Collateral Agent of any of its rights and remedies during the existence of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Collateral Agent to the payment of Costs and Expenses, and any balance of such proceeds shall be applied by the Collateral Agent in accordance with the terms of the Collateral Sharing Agreement.

         The Collateral Agent is hereby authorized to comply with, and each Pledgor shall execute and deliver any such documents and take any such actions as the Collateral Agent shall request to enable it to comply with, any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Collateral Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         7. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

         No delay on the part of the Collateral Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Collateral Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         All obligations of the Pledgors and all rights, powers and remedies of the Collateral Agent and the other Secured Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         All notices hereunder shall be in writing (including facsimile transmission and e-mail) and shall be sent to the applicable party at its address shown opposite its signature hereto or at such other address as such party may, by written notice to the other party, have designated as its address for such purpose. Notices sent by facsimile transmission and e-mail shall be deemed to have been given when sent with confirmation of receipt; notices sent by U.S. mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received (or when delivery is refused).

         This Agreement shall be binding upon the Pledgors and the Collateral Agent and their respective successors and assigns (provided that no Pledgor may assign its obligations hereunder without the prior written consent of the Collateral Agent) and shall inure to the benefit of each Pledgor, the Collateral Agent and the Secured Parties and the successors and assigns of the Collateral Agent and the Secured Parties.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement (together with a supplement to Schedule I hereto). Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Agreement.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR

IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF SUCH PLEDGOR SET ACROSS FROM ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE COLLATERAL AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH PLEDGOR, THE COLLATERAL AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OTHER SECURED PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER SECURED INSTRUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.





         Except to the extent otherwise agreed in writing by the parties hereto, this Agreement shall not become effective unless and until the Trigger Date occurs (at which time this Agreement shall immediately and automatically become effective without any further action by any party hereto).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.


                                           BRIGGS & STRATTON CORPORATION


Address:                                   By:
                                              ----------------------------------
                                           Name Printed:
                                                        ------------------------
                                           Title:
                                                 -------------------------------


                                           [SUBSIDIARIES]


Address:                                   By:
                                              ----------------------------------
                                           Name Printed:
                                                        ------------------------
                                           Title:
                                                 -------------------------------


                                           BANK OF AMERICA, N.A.,
                                           as Collateral Agent


Address:                                   By:
                                              ----------------------------------
                                           Name Printed:
                                                        ------------------------
                                           Title:
                                                 -------------------------------

                                           Signature page for the Pledge
                                           Agreement dated as of September 28,
                                           2001 issued by Briggs & Stratton
                                           Corporation (the "Company") and
                                           various subsidiaries of the Company.

                                           The undersigned is executing a
                                           counterpart hereof for purposes of
                                           becoming a party hereto (and attached
                                           to this signature page is a
                                           supplement to Schedule I of the
                                           Pledge Agreement setting forth all
                                           relevant information with respect to
                                           the undersigned).


                                           [NAME OF SUBSIDIARY]

Address:                                   By:
                                              ---------------------------------
                                           Name Printed:
                                                        -----------------------
                                           Title:
                                                 ------------------------------

                                   SCHEDULE I
                               TO PLEDGE AGREEMENT
                                      STOCK



                                                                       Pledged Shares as % of
                                                                      Total Shares Issued and     Total Shares of Issuer
Pledgor       Issuer     Certificate No.    No. of Pledged Shares           Outstanding                 Outstanding
------------------------------------------------------------------------------------------------------------------------

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